SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Federal National Mortgage Association

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3900 Wisconsin Avenue NW

Washington, DC 20016

April 14, 2003

Dear Shareholder:

We cordially invite you to attend the annual shareholders’ meeting of the Federal National Mortgage Association. The meeting will be held on Tuesday, May 20, 2003, at 10 a.m. (local time) at the Hotel Monaco Salt Lake City, 15 West 200 South, Salt Lake City, Utah.

At the meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Thank you for your support of Fannie Mae.

Sincerely,

Franklin D. Raines

Chairman of the Board

and Chief Executive Officer

This proxy statement and the accompanying form of proxy are first being mailed to Fannie Mae shareholders on or about April 17, 2003.

3900 Wisconsin Avenue NW

Washington, DC 20016

Notice of Annual Meeting of Shareholders

Dear Shareholder:

Fannie Mae’s annual shareholders’ meeting will be held on Tuesday, May 20, 2003, at 10 a.m. (local time) at the Hotel Monaco Salt Lake City, 15 West 200 South, Salt Lake City, Utah. Shareholders of record on the record date will be admitted to the meeting with verification of stock ownership. If your shares are not registered in your name, evidence of ownership (such as a recent bank or brokerage firm account statement, together with proper identification) must be presented for admission to the meeting.

At the meeting, shareholders will be asked to:

•	elect directors,
•	ratify the selection by the Audit Committee and the Board of Directors of KPMG LLP as auditors for 2003,
•	approve the Fannie Mae Stock Compensation Plan of 2003,
•	consider a shareholder proposal to reinstate cumulative voting for directors, and
•	transact any other business that may properly come before the meeting.

The close of business on April 1, 2003 is the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting.

Your proxy is important. Whether or not you plan to attend the meeting, please sign, date, and return the enclosed proxy card, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By Order of the Board of Directors

Thomas E. Donilon

Secretary

April 14, 2003

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Fannie Mae is soliciting your vote at the 2003 annual meeting of Fannie Mae’s shareholders.

What will I be voting on?

•	Election of directors (see page 6).
•	Ratification of KPMG LLP as Fannie Mae’s auditors for 2003 (see page 30).
•	Approval of the Fannie Mae Stock Compensation Plan of 2003 (see page 31).
•	A shareholder proposal to reinstate cumulative voting for directors (see page 36).

How many votes do I have?

You will have one vote for every share of Fannie Mae common stock you owned on April 1, 2003 (the record date).

How many votes can be cast by all shareholders?

981,768,907, consisting of one vote for each of Fannie Mae’s shares of common stock that was outstanding on the record date. No other class of voting stock is outstanding. There is no cumulative voting.

Do I need proof of ownership to attend the annual meeting?

Yes, you will need proof of ownership of Fannie Mae stock to enter the meeting. If you are a shareholder of record on the record date, you will be admitted to the meeting. If your shares are not registered in your name, you must present evidence of ownership (such as a recent bank or brokerage firm account statement, together with proper identification) for admission to the meeting.

How many votes must be present to hold the meeting?

A majority of the votes that can be cast, or              voted. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

Does any shareholder control as much as five percent of any class of Fannie Mae’s voting stock?

FMR Corp. has reported beneficial ownership of approximately 9.8 percent of Fannie Mae’s common stock. No other shareholder controls more than five percent of any class of Fannie Mae’s voting stock.

How do I vote?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

To vote by proxy, you must either:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,
•	vote by telephone (instructions are on the proxy card), or
•	vote by Internet (instructions are on the proxy card).

What if I hold shares indirectly?

If you hold your shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. You may not vote directly any shares held in street name, but as the beneficial owner you have the right to direct your broker how to vote.

If you hold shares in street name and you want to vote in person at the annual meeting, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. Just send in a new proxy card with a later date, cast a new vote by telephone or Internet, or send a written notice of revocation to Fannie Mae’s Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I hold my shares through a Fannie Mae benefit plan?

Except as noted below, Fannie Mae employees who participate in Fannie Mae’s benefit plans may receive their proxy cards separately.

Only Equiserve Trust Company, N.A., Escrow Agent for participants under the Fannie Mae Stock Compensation Plan of 1993, is authorized to vote shares of restricted common stock granted under the plan, according to the instructions of the participants. Only Fidelity Management Trust Company, Trustee of the Trust established under the Fannie Mae Employee Stock Ownership Plan (the “ESOP”), is authorized to vote shares held under the ESOP. If Fidelity Management Trust Company receives proxies of ESOP participants, it must vote expressly as the participants direct in their proxies. These qualifications apply to all references in this statement about how proxies may be voted.

What if I don’t vote for some of the matters listed on my proxy card?

If you return a duly signed proxy card without indicating your vote, your shares will be voted FOR the nominees listed on the card, FOR ratification of KPMG LLP as auditors for 2003, FOR approval of the Fannie Mae Stock Compensation Plan of 2003, and AGAINST the shareholder proposal.

What if I vote “abstain”?

Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter and thus will have no effect on the outcome of a vote on a proposal.

Can my shares be voted if I don’t return my proxy card and don’t attend the annual meeting?

If you don’t direct your nominee as to how to vote your shares held in street name, your broker generally may vote your shares on any of the routine matters scheduled to come before the meeting. Shareholder proposals are not considered routine matters.

If your broker does not have discretion to vote your shares held in street name on a particular proposal because it is not routine and you don’t give your broker instructions on how to vote your shares, the votes will be “broker non-votes”. We count broker non-votes for quorum purposes but we do not count broker non-votes (or abstentions) as votes “for” or “against” any proposal.

If you don’t vote shares held in your name, your shares will not be voted.

Could other matters be decided at the annual meeting?

We don’t know of any other matters that will be considered at the annual meeting. If a shareholder proposal that was excluded from this proxy statement by Fannie Mae is properly brought before the meeting, we may vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Can I access Fannie Mae’s proxy materials and annual report electronically?

Our proxy statement and annual report to shareholders are available on Fannie Mae’s Web site at www.fanniemae.com.

How We Have Done

Annual Report

We delivered Fannie Mae’s 2002 annual report to shareholders to you with this proxy statement. We urge you to read it carefully.

Performance Graph

The following graph and table compare the annual changes in Fannie Mae’s cumulative total return for the last five years with the cumulative total return of:

•	the S&P 500 Index; and
•	the S&P Financials Index.

The following graph and table show the value at year-end of $100 invested at the closing price on December 31, 1997 in Fannie Mae common stock, the S&P 500, and the S&P Financials. The comparisons in this graph and table are set forth in response to Securities and Exchange Commission (“SEC”) disclosure requirements, and therefore are not intended to forecast or to be indicative of future performance of our common stock.

December 31	Fannie Mae	S&P 500	S&P Financials

1997	$100	$100	$100

1998	132	129	111

1999	113	156	116

2000	160	141	146

2001	149	125	133

2002	123	97	113

* “Cumulative Total Return” is calculated under the assumption of dividend reinvestment. $100 invested in Fannie Mae at the end of 1997 yielded $123 by December 31, 2002 versus $97 for the S&P 500 and $113 for the S&P Financials.

Stock Ownership

Fannie Mae encourages its directors, officers, and employees to own Fannie Mae stock to align their interests with the interest of shareholders. As such, a significant portion of the compensation paid to directors and officers is paid in Fannie Mae common stock, as described in more detail later in the proxy statement. Employees of Fannie Mae also have the opportunity to own Fannie Mae stock through our employee stock purchase plan, bonus stock opportunities, and our ESOP. We believe that the stock ownership of our directors, officers, and employees has played a valuable role in Fannie Mae’s outstanding performance.

In April 2003, the Board of Directors added another key component to our stock ownership principles—formal stock ownership guidelines for our executive officers. Under the guidelines, executive officers of Fannie Mae are required to hold shares of Fannie Mae common stock as a multiple of their base salary, as follows: Chief Executive Officer—five times salary; Vice Chairmen—three times salary; and Executive Vice Presidents—two times salary. The officers have three years to attain the required level of ownership.

The following table shows the beneficial ownership of Fannie Mae common stock by our directors, nominees, certain executive officers, and holders of more than five percent of Fannie Mae common stock at April 1, 2003. At April 1, 2003, no director, nominee, or executive officer, nor all directors and executive officers as a group, owned as much as one percent of Fannie Mae’s outstanding common stock.

		Amount and Nature of Beneficial Ownership (1)

Name	Position	Common Stock Beneficially Owned Excluding Options		Stock Options Exercisable Within 60 Days of Record Date		Total Common Stock Beneficially Owned

Victor H. Ashe	Director	856		7,666		8,522

Stephen B. Ashley	Director	19,351	(2)	18,000		37,351

Molly H. Bordonaro	Director	858		7,666		8,524

Kenneth M. Duberstein	Director	3,011		20,000		23,011

Thomas P. Gerrity	Director	17,251	(3)	20,000		37,251

Jamie S. Gorelick	Vice Chair of the Board	71,977		296,110		368,087

William R. Harvey	Director	1,356		7,666		9,022

Timothy Howard	Executive Vice President, Chief Financial Officer and Nominee	185,783	(4)	408,624	(5)	594,407

Manuel J. Justiz	Director	1,813		6,666		8,479

Ann McLaughlin Korologos	Director	5,751		29,200		34,951

Robert J. Levin	Executive Vice President—Housing and Community Development	165,567	(6)	386,333		551,900

Frederic V. Malek	Director	1,697		4,000		5,697

Donald B. Marron	Director	1,871		8,000		9,871

Daniel H. Mudd	Vice Chairman of the Board and Chief Operating Officer	37,248		152,804		190,052

Anne M. Mulcahy	Director	1,714		12,667		14,381

Joe K. Pickett	Director	4,894		28,000		32,894

Franklin D. Raines	Chairman of the Board and Chief Executive Officer	134,471		1,049,380		1,183,851

Taylor C. Segue, III	Director	856		7,666		8,522

H. Patrick Swygert	Director	1,409		11,666		13,075

All directors and executive officers as a group (25 persons)		788,672		2,944,220		3,732,892

5% Holders		Common Stock Beneficially Owned				Percent of Class

FMR Corp.		97,232,983	(7)			9.831%
82 Devonshire Street
Boston, Massachusetts 02109

Notes to Beneficial Ownership Table

(1)	Beneficial ownership is determined in accordance with the rules of the SEC for computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person. The amounts include beneficial ownership of restricted common stock with sole voting power (including the power to direct the voting of restricted common stock through an escrow agent) and no investment power, as follows: all nonmanagement directors, each 697 shares; Mr. Mudd, 10,000 shares; and all directors and executive officers as a group, 78,158 shares.

(2)	The amount includes 1,200 shares held by Mr. Ashley’s spouse.

(3)	The amount includes 16,380 shares held jointly with Mr. Gerrity’s spouse.

(4)	The amount includes 24,000 shares held in trust for the benefit of Mr. Howard’s spouse and 161,783 shares held by the Timothy Howard Revocable Trust.

(5)	The amount includes 11,527 options held in separate trusts for the benefit of Mr. Howard’s children.

(6)	The amount includes 165,543 shares held jointly with Mr. Levin’s spouse and 24 shares held by his child.

(7)	FMR Corp. has informed Fannie Mae that it owns 97,232,983 shares of Fannie Mae common stock, including 91,586,582 shares held by Fidelity Management & Research Company, 3,020,516 shares held by Fidelity Management Trust Company, and 2,344,190 shares owned by Fidelity International Limited. FMR Corp. has sole voting power for 5,134,411 shares and sole dispositive power for 97,232,983 shares. All of the information regarding FMR Corp.’s stock ownership is as of December 31, 2002.

PROPOSAL 1:    ELECTION OF DIRECTORS

The Board of Directors has nominated the persons named below for election at the annual meeting to serve a one-year term until the annual meeting of shareholders in 2004. The Board of Directors has no reason to believe that any nominee will not be a candidate or will be unable to serve. However, if any nominee should become unwilling or unable to serve as a director, the proxy holders, in the absence of contrary instruction, will vote the proxies for the election of such persons as shall be designated by the Board of Directors. As a result of the departure from the Board of Mr. Stephen Friedman, a vacancy currently exists on the Board of Directors. The Board intends to fill this vacancy upon its selection of a qualified candidate to succeed Mr. Friedman. A plurality of the votes cast at the annual meeting is required for the election of each nominee for director.

All nominees have consented to being named in this proxy statement and to serve if elected.

Pursuant to the Fannie Mae Charter Act, the President of the United States has the authority to appoint five additional directors for terms ending on the date of the 2004 annual meeting.

Nominees for Election

The nominees have provided the following information about their principal occupation, business experience, and other matters.

The Board of Directors recommends

that shareholders vote for each of the nominees.

Stephen B. Ashley, age 63, has been Chairman and Chief Executive Officer of The Ashley Group, a group of commercial and multifamily real estate, brokerage, and investment companies, since January 1997. The Ashley Group is comprised of S.B. Ashley Management Corporation, S.B. Ashley Brokerage Corporation, and S.B. Ashley & Associates Venture Company, LLC. He also serves as a director of The Genesee Corporation and Exeter Fund, Inc. In addition, Mr. Ashley serves as a trustee of Cornell University. He is a past President of the Mortgage Bankers Association of America. Mr. Ashley has been a Fannie Mae director since 1995.

Kenneth M. Duberstein, age 58, has been Chairman and Chief Executive Officer of The Duberstein Group, Inc., an independent strategic planning and consulting company, since July 1989. He served as Chief of Staff to the President of the United States from 1988 to 1989. Mr. Duberstein also serves as a director of The Boeing Company, ConocoPhillips, Inc., Fleming Companies, Inc., and St. Paul Companies, Inc. In addition, he serves as a member of the Board of Governors of the National Association of Securities Dealers, Inc. and the American Stock Exchange. Mr. Duberstein has been a Fannie Mae director since 1998.

Thomas P. Gerrity, age 61, has been Professor of Management since 1990, Director, Wharton Electronic Business Initiative since July 1999, and Dean from June 1990 to July 1999 of The Wharton School of the University of Pennsylvania, an educational institution. He was President of CSC Consulting and Vice President of Computer Sciences Corporation from May 1989 to June 1990 and Chairman and Chief Executive Officer of Index Group, Inc., from March 1969 to April 1989. Mr. Gerrity also serves as a director of CVS Corporation, Internet Capital Group, Inc., Knight-Ridder, Inc., Sunoco, Inc., and Morgan Stanley Institutional Funds. Mr. Gerrity has been a Fannie Mae director since 1991.

Timothy Howard, age 54, has been nominated to serve as a Vice Chairman of the Board. Mr. Howard will continue to serve as our Chief Financial Officer. Mr. Howard has been Executive Vice President and Chief Financial Officer since February 1990. Mr. Howard became a member of the Office of the Chairman in November 2000. He joined Fannie Mae in 1982. Mr. Howard also serves on the Board of Directors of CarrAmerica Realty Corporation.

Ann McLaughlin Korologos, age 61, has been Vice Chairman, RAND Board of Trustees, a nonprofit institution, since May 2001. Ms. McLaughlin Korologos has been Chairman Emeritus, since August 2000, Chairman from October 1996 to August 2000, and Vice Chairman from August 1993 to September 1996, of the Aspen Institute, a nonprofit organization. Ms. McLaughlin Korologos serves as Senior Advisor to Benedetto, Gartland and Company, Inc., an investment banking firm. Ms. McLaughlin Korologos also serves as a director of AMR Corporation (and its subsidiary, American Airlines), Harman International Industries, Inc., Host Marriott Corporation, Kellogg Company, Microsoft Corporation, and Vulcan Materials Company. Ms. McLaughlin Korologos has been a Fannie Mae director since 1994.

Frederic V. Malek, age 66, has been Chairman of Thayer Capital Partners, a private equity investment firm, since 1993. He served as Co-Chairman of CB Commercial Real Estate Group from 1989 to 1996. He also served as President of Northwest Airlines, Inc., from 1989 to 1990 and Vice Chairman from 1990 to 1992. Mr. Malek also serves as a director of Automatic Data Processing Corp., FPL Group Inc., Northwest Airlines, Inc., Aegis Communications Group, Inc., American Management Systems, Inc., CB Richard Ellis, Manor Care, Inc., and UBS Global Asset Management (US), Inc. Mr. Malek has been a Fannie Mae director since 2002.

Donald B. Marron, age 68, has been Chairman of UBS America, a non-executive position, since January 2001. He has also been Chairman of Lightyear Capital, a private equity investment firm, since November 2000. Mr. Marron was President of Paine Webber Group Inc. from 1977, Chief Executive Officer thereof from 1980, and Chairman and Chief Executive Officer thereof from 1981 until its merger with a subsidiary of UBS AG in November 2000, and Chief Executive Officer of UBS PaineWebber Inc. (formerly PaineWebber Incorporated), until January 2001. He is also a director of Shinsei Bank. He is a former member of the Board of Governers of the National Association of Securities Dealers, Inc., a former director of the New York Stock Exchange, and a former governor of the Securities Industries Association. Mr. Marron also is a trustee of the Center for Strategic and International Studies and Chairman of the Center for the Study of the Presidency. He is a member of the Board of Overseers and Managers, Memorial Sloan-Kettering Cancer Center, and Vice Chairman of the Board of Trustees of the Museum of Modern Art. Mr. Marron has been a Fannie Mae director since 2001.

Daniel H. Mudd, age 44, has been Vice Chairman of the Board and Chief Operating Officer of Fannie Mae since February 2000. Prior to his employment with Fannie Mae, Mr. Mudd was President and Chief Executive Officer of GE Capital, Japan, a diversified financial services company and a wholly-owned subsidiary of the General Electric Company, from April 1999 to February 2000. He also served as President of GE Capital, Asia Pacific, from May 1996 to June 1999. Mr. Mudd also serves as a director of Ryder System, Inc. Mr. Mudd has been a Fannie Mae director since 2000.

Anne M. Mulcahy, age 50, has been Chairman of Xerox Corporation since January 2002 and Chief Executive Officer since August 2001. The Xerox Corporation is a global company serving document processing markets with headquarters in Stamford, Connecticut. Ms. Mulcahy served as President and Chief Operating Officer of Xerox from May 2000 through July 2001. She was Executive Vice President; President, General Markets Operations, from January 1999 to May 2000, and Senior Vice President, Chief Staff Officer from March 1997 to January 1999. Ms. Mulcahy also serves as a director of Target Corporation. Ms. Mulcahy has been a Fannie Mae director since 2000.

Joe K. Pickett, age 57, retired from HomeSide International, Inc. on June 30, 2001, where he had served as Chairman from February 1996. He also served as Chief Executive Officer of HomeSide International, Inc. from February 1996 to February 2001. HomeSide International was the parent of HomeSide Lending, Inc., a mortgage banking company that was formerly known as BancBoston Mortgage Corporation. HomeSide International was a wholly-owned subsidiary of National Australia Bank in 2001. Mr. Pickett also served as Chairman and Chief Executive Officer of HomeSide Lending from April 1990 to April 1999. Mr. Pickett is a past President of the Mortgage Bankers Association of America. Mr. Pickett has been a Fannie Mae director since 1996.

Franklin D. Raines, age 54, has been Chairman of the Board and Chief Executive Officer of Fannie Mae since January 1999 and was Chairman of the Board and Chief Executive Officer—Designate of Fannie Mae from May 1998 to December 1998. Prior to his current position with Fannie Mae, Mr. Raines was Director of the United States Office of Management and Budget from September 1996 to May 1998. Previously, Mr. Raines had been Vice Chairman of the Board of Fannie Mae from September 1991 to September 1996. He joined Fannie Mae in July 1991 as Vice Chairman—Designate. Before joining Fannie Mae, Mr. Raines was with Lazard Freres & Co., an investment banking firm, which he joined in 1979 and was a General Partner from January 1985 to December 1990 and a Limited Partner from January 1991 to June 1991. Mr. Raines also serves as a director of AOL Time Warner, PepsiCo, Inc., and Pfizer Inc. Mr. Raines was a Fannie Mae director from 1991 to 1996 and has been a Fannie Mae director since 1998.

H. Patrick Swygert, age 60, has been President of Howard University, a Washington, D.C. educational institution, since 1995. He also serves as a director of Hartford Financial Services Group, Inc. and United Technologies Corporation. In addition, Mr. Swygert is a member of Brown v. Board of Education National Commemoration Commission; chairman of the Historically Black Colleges and Universities Capital Finance Advisory Board, U.S. Department of Education; and member, National Security Agency Advisory Board. Mr. Swygert has been a Fannie Mae director since 2000.

Directors Appointed by the President of the United States

Fannie Mae directors appointed by President George W. Bush have provided the following information about their principal occupation, business experience, and other matters. Each director’s term ends on the date of the annual meeting, May 20, 2003.

Victor H. Ashe, age 58, has been Mayor of Knoxville, Tennessee since 1988. Mr. Ashe is a member of the U.S. Conference of Mayors Executive Committee. He is a past President of the U.S. Conference of Mayors. Mr. Ashe has been a Fannie Mae director since 2001.

Molly H. Bordonaro, age 34, has been a principal at the Gallatin Group, a strategic consulting and public affairs firm, since May 2002. She was an associate at Norris, Beggs & Simpson from 1999 to 2002 and was owner and President of The Bordonaro Group from 1995 to 1999. Ms. Bordonaro has been a Fannie Mae director since 2001.

William R. Harvey, age 62, has been the President of Hampton University, a private educational institution, since 1978. He is owner of the Pepsi-Cola Bottling Company of Houghton, Michigan. Mr. Harvey has been a Fannie Mae director since 2001.

Manuel J. Justiz, age 54, has been Dean of the College of Education at the University of Texas at Austin, an educational institution, since 1990 and holds the A.M. Aikin Regents Chair in Education Leadership and the Lee Hage Jamail Regents Chair in Education. In addition, he serves as a director of Voyager Expanded Learning. Mr. Justiz has been a Fannie Mae director since 2001.

Taylor C. Segue, III, age 48, has been with the Michigan law firm of Howard and Howard since June 2002. He served as Interim Director of the Detroit Housing Authority from August 2002 to December 2002 and was a partner at Butzel, Long, P.C. from February 1999 to May 2002. Mr. Segue was a partner at Segue, Fair, Adams, & Pope, P.L.C. from 1990 to 1999. Mr. Segue has been a Fannie Mae director since 2001.

Meetings of the Board of Directors

The Board of Directors met eight times during 2002. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees on which he or she served.

Committees of the Board of Directors

The standing committees of the Board of Directors are:

The Executive Committee, which has all the authority of the Board during the interim periods between Board meetings, except for certain specified powers that are stated in the Fannie Mae bylaws.

The Assets and Liabilities Policy Committee, which assists the Board in its oversight of management’s interest rate risk, credit risk, and capital management activities by:

•	developing an in-depth and specialized knowledge on matters relating to assets and liabilities management; and
•	reviewing management’s policy proposals and performance, and making recommendations and reports to the Board, on matters relating to Fannie Mae’s assets and liabilities. In this capacity, the Assets and Liabilities Policy Committee, among other things, reviews: credit and interest rate risk management policies and performance; investment guidelines for the liquidity portfolio and management’s compliance with those guidelines; the use and issuance of derivative securities; and dividend payments.

The Audit Committee, which oversees:

•	the accounting, reporting and financial practices of Fannie Mae, including the integrity of Fannie Mae’s financial statements;
•	the creation and administration of financial controls;
•	Fannie Mae’s compliance with legal and regulatory requirements;
•	outside auditors’ qualifications and independence; and
•	the performance of Fannie Mae’s internal audit function and Fannie Mae’s outside auditor.

The Compensation Committee, which discharges the responsibilities of the Board relating to compensation of Fannie Mae’s executives and oversees and advises the Board on the adoption of policies that govern Fannie Mae’s annual compensation and stock ownership plans. The Compensation Committee, among other things:

•	ensures that compensation programs reflect Fannie Mae’s pay for performance philosophy and that stock compensation aligns the interests of employees and directors with those of shareholders;
•	approves the compensation of Fannie Mae’s senior officers;
•	reviews and advises Fannie Mae on the process used for gathering information on the compensation paid by other similar businesses;
•	reviews Fannie Mae’s succession plans relating to the Chief Executive Officer and other senior officers; and
•	reviews periodic reports from management on matters relating to personnel appointments and practices.

The Nominating and Corporate Governance Committee:

•	develops and monitors implementation of Fannie Mae’s corporate governance guidelines and key practices; conducts periodic benchmarking of corporate governance practices and as needed, recommends appropriate changes; and otherwise plays a leadership role in shaping Fannie Mae’s corporate governance; and
•	identifies individuals qualified to become members of the Board; recommends to the Board the slate of director nominees to be elected by shareholders; and recommends directors to be elected by the Board to fill any vacancies.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Shareholders may submit written recommendations for nominees to the Office of the Secretary of Fannie Mae only in accordance with Section 4.19 of our bylaws.

The Technology Committee, which reviews and makes recommendations to the Board concerning Fannie Mae’s technology plans, uses, designs, budget, and implementation, and receives reports on Fannie Mae’s progress in carrying out these activities.

The following table shows the current membership of each committee and the number of meetings held by each committee during 2002:

Director	Executive	Audit	Compensation	Nominating and Corporate Governance	Assets and Liabilities Policy	Technology

Mr. Ashe					X	X
Mr. Ashley				X		X
Ms. Bordonaro					X	X
Mr. Duberstein	X				Chair	X
Mr. Gerrity	X	Chair		X
Mr. Harvey		X				X
Mr. Justiz					X	X
Ms. McLaughlin Korologos	X		X	Chair
Mr. Malek		X			X
Mr. Marron				X	X
Ms. Mulcahy	X	X	Chair
Mr. Pickett	X		X			Chair
Mr. Raines	Chair
Mr. Segue		X			X
Mr. Swygert					X
2002 Meetings	0	7	4	7	5	2

Directors’ Compensation

Retainer Fees

During 2002, we paid our directors an annual retainer of $35,000, plus $1,000 for attending each Board or Board committee meeting. Committee chairmen received an additional $500 for each committee meeting they chaired. Directors who participated in telephone conference meetings of the Board or Board committees received $600 per meeting plus an additional $300 for each telephone conference committee meeting that they chaired. In addition, each nonmanagement director received or became vested in restricted common stock and stock options under the Fannie Mae Stock Compensation Plan of 1993, as discussed below. As of January 1, 2003, the annual retainer paid to Fannie Mae directors who are committee chairmen was increased to $45,000.

Directors who are employees of Fannie Mae receive no compensation for their service as directors.

Stock Options

Each nonmanagement director is granted an annual nonqualified stock option to purchase 4,000 shares of common stock at the fair market value on the date of grant. The date of grant is the date of the annual meeting of shareholders. A nonmanagement director appointed or elected as a mid-term replacement will receive a nonqualified stock option to purchase at the fair market value on the date of grant a pro rata number of shares equal to the fraction of the remainder of the term. In May 2002, each nonmanagement director received an option to purchase 4,000 shares of common stock, with a fair market value on the date of grant of $78.885. Each option granted in 2002 will expire ten years after the date of grant and was exercisable immediately on the date of grant. The options held by nonmanagement directors who have served on the Board for at least ten years may be exercised for a period of one year following their retirement from the Board.

Restricted Stock

Fannie Mae has a restricted stock award program for nonmanagement members of the Board of Directors. The shares currently are awarded under the Fannie Mae Stock Compensation Plan of 1993. The award program provides for consecutive five-year cycles of awards of restricted common stock. Restricted common stock is common stock that cannot be sold until it vests over an extended period of time, with vesting contingent on the director’s continued service on the Board. Restricted common stock is held in an escrow account for each participant until it vests. At vesting, the restricted period ends and the escrow agent delivers the shares to participants.

Each participant has all of the rights and privileges of a shareholder as to the restricted common stock, other than the ability to transfer it, including the right to receive any cash or stock dividends declared with respect to the stock and the right to instruct the escrow agent in voting the stock. Awards vest over five years at the rate of

20 percent per year, provided the participant is serving on the Board. If a director joins the Board during a five-year cycle, he or she receives the number of shares of restricted common stock that represents his or her pro rata portion of the grant for the cycle, based on the time remaining in the cycle. These grants vest in the same annual amounts as those of directors who participate in the full five-year cycle. Vesting accelerates upon departure from the Board due to death, disability, or the 70th birthday of an elected director.

In May 2001, Fannie Mae granted 871 shares of restricted common stock for the 2001-2006 cycle to each nonmanagement director who was a member of the Board at that time. The full award for the 2001-2006 cycle had a fair market value on the grant date of $65,813. The current members of the Board who were not members in May 2001 received pro rata awards upon their appointment or election to the Board, as follows: 856 shares to Mr. Ashe, Ms. Bordonaro, Mr. Harvey, and Mr. Segue in July 2001; 813 shares to Mr. Justiz in October 2001; and 697 shares to Mr. Malek in May 2002.

In May 2002, the following nonmanagement directors vested in shares of restricted common stock as follows: 174 shares to Mr. Ashley, Mr. Duberstein, Mr. Gerrity, Ms. McLaughlin Korologos, Mr. Marron, Ms. Mulcahy, Mr. Pickett, and Mr. Swygert; 159 shares to Mr. Ashe, Ms. Bordonaro, Mr. Harvey, and Mr. Segue; and 116 shares to Mr. Justiz. In addition, in May 2002, Mr. Vincent Mai, who left the Board in May 2002, and Mr. Stephen Friedman, who left the Board in December 2002, each vested in 174 shares of restricted common stock.

Fannie Mae Director’s Charitable Award Program

In 1992, we established the Federal National Mortgage Association Director’s Charitable Award Program. The purpose of the program is to acknowledge the service of Fannie Mae’s directors, recognize the interest of Fannie Mae and its directors in supporting worthy institutions, and enhance Fannie Mae’s director benefit program to enable Fannie Mae to continue to attract and retain directors of the highest caliber. Under the program, when a director dies, Fannie Mae will donate up to a maximum of $1,000,000 in $100,000 increments to up to five charitable organizations or educational institutions of the director’s choice. To be eligible to receive a donation, a recommended organization must be an educational institution or charitable organization and must qualify to receive tax-deductible donations under the Internal Revenue Code of 1986. The program is funded by life insurance contracts on the lives of participating directors; the funding is structured in a manner that will allow Fannie Mae to recover the entire program cost through the receipt of life insurance benefits. The program has no direct compensation value to directors because they do not receive any direct cash or tax benefit.

Audit Committee Report

The Audit Committee of Fannie Mae’s Board of Directors is composed of five directors. In the business judgment of the Board, each Committee member meets the independence, qualification, and expertise requirements of the New York Stock Exchange listing standards and Fannie Mae’s corporate governance guidelines.

The Audit Committee operates under a written charter that is reviewed annually and was last approved by the Board of Directors in January 2003, a copy of which is attached as Appendix A to this proxy statement. The Board adopted the current charter following an extensive review in 2002 of corporate governance best practices. In addition to preparing this Audit Committee report, the purpose of the Audit Committee under the charter is to oversee:

•	the accounting, reporting, and financial practices of Fannie Mae including the integrity of Fannie Mae’s financial statements;
•	the creation and administration of financial controls;
•	Fannie Mae’s compliance with legal and regulatory requirements;
•	the outside auditors’ qualifications and independence; and
•	the performance of Fannie Mae’s internal audit function and Fannie Mae’s outside auditors.

In accordance with this purpose, the outside auditors report directly to the Audit Committee and the Committee has the sole authority to appoint and retain the outside auditors, subject to shareholder ratification. The Audit Committee approves in advance the fees for and terms of all auditing and non-audit services to be provided by the outside auditors. The Committee meets periodically separately with management, the head of the internal audit department, and the outside auditors. The Committee has the authority to retain counsel, accountants, and other advisors to assist the members in carrying out their duties.

For the year ended December 31, 2002, the Audit Committee met seven times. During the year, the Committee met with members of senior management (including the Chairman and Chief Executive Officer, the Vice Chairman and Chief Operating Officer, the Vice Chair, the Chief Financial Officer, the Controller, the head of the internal audit department, the Chief Technology Officer, the Executive Vice President for Law & Policy, the General Counsel, and the Senior Vice President for Human Resources) and internal tax, finance, legal, technology, and internal audit personnel, as well as representatives from Fannie Mae’s outside auditors, to discuss and review the audit scope and plans, the results of internal and external audit examinations, evaluations by the auditors of Fannie Mae’s internal controls, the quality of Fannie Mae’s financial reporting, Fannie Mae’s compliance with legal and regulatory requirements, and Fannie Mae employees’ compliance with the Code of Business Conduct, and other matters. Specifically, the Committee, among other things:

•	reviewed, and discussed with management, the audited financial statements for the year ended December 31, 2002;
•	discussed with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”);
•	received the written disclosures and the letter from the outside auditors, KPMG LLP, required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”);
•	conducted due diligence regarding the outside auditors’ independence from Fannie Mae and its management;
•	considered whether the rendering of non-audit services by the outside auditors was compatible with the auditors’ independence;
•	reviewed and discussed the scope and resources for the internal audit function;
•	reviewed and oversaw the process by which Fannie Mae’s Chief Executive Officer and Chief Financial Officer certified Fannie Mae’s periodic disclosures; and
•	reviewed the primary responsibilities of a newly established internal Disclosure Committee to assist the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities to oversee the accuracy and timeliness of material disclosures made by Fannie Mae.

In reliance on the reviews, reports, and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved,

that the audited financial statements be included in Fannie Mae’s Annual Report on Form 10-K for the year ended December 31, 2002.

In addition, the Audit Committee approved and recommended to the Board of Directors the reappointment of Fannie Mae’s outside auditors, KPMG LLP, for 2003, subject to ratification by the shareholders at the 2003 annual meeting. The Committee pre-approved the fees for and terms of all audit and non-audit services to be provided by the outside auditors in 2003. The Audit Committee chairman must pre-approve any additional audit or non-audit services to be provided by the outside auditors and will report any pre-approvals to the Committee at the next scheduled meeting.

As part of its review of Fannie Mae’s internal controls and compliance with legal and regulatory requirements, the Committee also reviewed modifications to Fannie Mae’s Code of Business Conduct for employees, including senior financial officers of Fannie Mae. The Board of Directors adopted the revised Code of Business Conduct in January 2003; the Code is available on Fannie Mae’s Web site at www.fanniemae.com.

Interested parties may contact the Audit Committee by electronic mail, to “auditcommittee@fanniemae.com”, or by U.S. mail, to Audit Committee, c/o Office of the Secretary, Fannie Mae, Mailstop: 1H-2S/05, 3900 Wisconsin Avenue NW, Washington DC 20016-2892.

The Audit Committee

Thomas P. Gerrity, Chairman

William R. Harvey

Frederic V. Malek

Anne M. Mulcahy

Taylor C. Segue

Compensation Committee Report on Executive Compensation

This is the 2002 report of the Fannie Mae Compensation Committee. The Committee is composed entirely of independent directors. The Compensation Committee charter setting forth the Committee’s organization, purpose, and duties is available at www.fanniemae.com.

Fannie Mae’s Compensation Philosophy and Approach

Fannie Mae became a shareholder-owned corporation in 1968, and since that time has become one of the world’s largest financial institutions. In carrying out its mission, Fannie Mae has become the country’s largest source of financing for home mortgages and the largest issuer of private-sector corporate debt and mortgage-backed securities.

Because of the scope and complexity of Fannie Mae’s activities and the importance of its mission, it is imperative that the corporation always be in a position to attract and retain the best possible talent. To this end, Fannie Mae’s Board of Directors has adopted a compensation policy designed to help the corporation compete with other large, sophisticated financial services companies for the talent Fannie Mae needs.

In formulating and implementing Fannie Mae’s compensation philosophy, the Board of Directors, through its Compensation Committee, also has carefully considered its statutory obligations under the Fannie Mae Charter Act (the “Charter Act”). The Charter Act states that the Board of Directors shall pay its executive officers compensation which the Board determines to be “reasonable and comparable with compensation for employment in other similar businesses (including other publicly held financial institutions or major financial services corporations) involving similar duties and responsibilities.” Moreover, the Charter Act requires that “a significant portion of potential compensation of all executive officers…of [Fannie Mae] shall be based on the performance of [Fannie Mae].” The Compensation Committee has based its compensation philosophy on these statutory requirements and has established review processes to ensure that this philosophy is implemented rigorously and carefully.

Accordingly, the central tenets of Fannie Mae’s compensation philosophy are pay for performance and comparability. Pay for performance is reflected strongly in the structure of Fannie Mae’s compensation programs. It is the core principle underlying the programs. Other than base salary, all major elements of Fannie Mae’s compensation program for the most senior members of the executive officer group are tied to annual and long-term performance goals. Furthermore, through the use of stock vesting over multi-year terms, Fannie Mae tightly aligns the interests of executives with those of shareholders.

The Committee acts to ensure that Fannie Mae’s compensation is reasonable and comparable with the compensation of executives in other similar businesses that involve similar duties and responsibilities. Each year, the Compensation Committee reviews compensation survey data to analyze current compensation practices at companies comparable to Fannie Mae in terms of asset size, line of business, market capitalization, and other factors. Specific Fannie Mae officer positions are compared to positions involving similar duties and responsibilities. The market data reviewed by the Committee for specific officer positions comes from companies included in the S&P Financials Index shown in the stock performance graph, as well as other publicly held financial institutions and major financial services companies that compete for executives whose skills and experience are sought by Fannie Mae. The Committee utilizes as a third party resource a nationally recognized executive compensation consulting firm to assist in this comparability analysis.

In 2002, the Committee also asked its executive compensation consultant to provide a comprehensive assessment of Fannie Mae’s compensation philosophy to assist the Committee in its analysis of that pay philosophy, market comparability, and types of long-term incentives used. Based on that review, the Committee decided to continue to target cash compensation (i.e., salary and annual bonus) at approximately the 50th percentile of the market data and positions total compensation (cash plus stock-based awards) at approximately the 65th percentile. The market data is used to determine specific salary, bonus, and variable long-term incentive award targets by officer position. The proportion of the total compensation package tied to performance measures increases with the rank of the executive officer.

In implementing Fannie Mae’s compensation philosophy, the Committee each year conducts an assessment of corporate and individual performance. Each officer’s individual performance is assessed on both individual business results and the demonstration of specific leadership qualities throughout the year. Evaluation of leadership qualities are assessed through the collection of reviews from both the officer’s subordinates and superiors. In the final step of the performance review process, an overall performance rating is assigned reflecting a balance of business results and demonstration of leadership.

The performance rating is used to determine actual pay for salary, bonus, and variable long-term incentive awards relative to the targets. The Committee has final authority over compensation decisions for senior vice presidents, and the full non-management board determines compensation for executive vice presidents and the Office of the Chairman.

The company’s executive compensation program has three primary tools: base salary, an annual bonus award, and variable long-term incentive stock awards. The program ties a large portion of each officer’s total compensation to performance over different time periods. To achieve a balanced result, Fannie Mae’s pay for performance approach provides a cash payment for achieving annual financial goals and stock based awards for medium and long-term performance generating increases in shareholder returns. This program is expressly designed not to put too much reliance on any one form of compensation.

Base Salary. Base salary for executive officers is determined principally by the Committee’s judgment as to the market for comparable positions, informed by an annual market comparability review conducted by its third party consultant. Final salary determinations also reflect individual performance, leadership, and experience level. In general, the Committee seeks to target annual total cash (salary plus bonus) to the 50th percentile of the comparative market.

Annual Incentive Plan. The Annual Incentive Plan puts a portion of each executive officer’s annual compensation at risk. Financial goals established by the Board at the beginning of the year and achievement against these goals determine the funding of the bonus pool from which the actual bonuses are paid. For 2002, the corporate financial goal was an aggressive earnings per share (“EPS”) growth measure that Fannie Mae exceeded.

Variable Long-Term Incentive Awards. Variable long-term incentive awards are delivered in the form of stock options, and performance shares or restricted stock. All variable long-term incentive compensation programs are paid solely in Fannie Mae common stock, thereby reinforcing the shared interests of officers and shareholders. Officers at the senior vice president level and above receive half of the value of their annual variable long-term incentive award in the form of performance shares and half in the form of stock options.

Performance Shares. Performance shares are pay for performance incentive awards that compensate senior management for meeting performance objectives over a three-year period. Each year, the Committee establishes designated award periods (“cycles”) of three years. At the beginning of each cycle, at the Committee’s request, the Board establishes program targets based on both financial and non-financial goals. The financial goals currently are tied to growth in EPS and the non-financial goals are tied to Fannie Mae’s strategic plan. The Committee has established a scorecard to measure Fannie Mae’s achievement of the strategic plan in the following areas:

•	leadership in increasing access to affordable housing;
•	leading presence in the secondary mortgage market;
•	optimal interest rate, credit, and policy risk management;
•	development of a corporate culture to enhance strategy execution; and
•	development of an e-commerce infrastructure to increase capabilities and lower costs.

The EPS goals and the strategic goals are given equal weighting (i.e., 50 percent each) in determining award payout. The Committee determines actual achievement against these goals at the conclusion of each cycle. An actual award payout can range from 40 percent of the performance shares granted for threshold achievement to 150 percent for goal achievement at maximum levels. No payment is made if achievement is below the pre-determined threshold. Fannie Mae exceeded the EPS growth goals established for the three-year performance share cycle that concluded in 2002. The Committee also determined that Fannie Mae met or exceeded each of the 2000-2002 performance share cycle’s strategic non-financial goals set forth above.

Stock Options. Stock Options link the interests of executives and shareholders by providing value to the executive only when the stock price increases over a number of years. Stock options vest over a four-year period at the rate of 25% per year and generally have a ten-year term. The number of stock options received by Fannie Mae executive officers is targeted, when combined with performance shares, to bring total compensation to the 65th percentile of the comparative market.

Chief Executive Officer Compensation

All of the executive compensation processes and policies described above are applied in setting the compensation and assessing the performance of Mr. Raines. In addition to the multi-rater feedback for all officers, all nonmanagement members of the Board participate in the review of Mr. Raines’ performance.

Without Mr. Raines present, the nonmanagement members of the Board discussed the Committee’s review of Mr. Raines’ performance for 2002. They assessed Mr. Raines’ performance against a broad range of leadership criteria including: strategic thinking, providing vision and direction, accelerating change, intellectual honesty, integrity, motivating and energizing people, teamwork and partnering, influencing ideas and initiatives, delivering results, valuing all people, and developing management. The Board considered feedback from subordinates and Board members obtained through the same survey instrument used to collect performance feedback for other officers. Mr. Raines’ performance also was measured against the financial and non-financial goals established for Fannie Mae’s strategic plan.

All of this information was used to make the performance-based compensation decisions for Mr. Raines. Overall, the Board concluded that the performance of Fannie Mae under Mr. Raines’ leadership exceeded targets set in advance and met or exceeded that of comparable companies. The Committee specifically noted the following 2002 achievements in determining Mr. Raines’ compensation for 2002 and variable long-term incentive award grants:

•	record financial results;
•	record-breaking business volumes;
•	near record low credit losses;
•	strong portfolio margin performance and interest-rate risk management;
•	record service to underserved families— Fannie Mae passed the halfway mark of its ten-year, $2 trillion American Dream Commitment just three years after its launch;
•	Fannie Mae met each of the housing goals established by the Department of Housing and Urban Development and its own goal to lead the market in service to minority families;
•	expansion of corporate transparency, through implementation of voluntary commitments and increased investor disclosures, including the voluntary commitment to register Fannie Mae’s common stock with the SEC;
•	investment in Fannie Mae’s future through the implementation of a new core technology infrastructure and development of new mortgage products and lender services; and
•	continued progress in Fannie Mae’s executive leadership initiatives, including development of a new officer performance assessment and management process.

The Committee’s specific 2002 compensation determinations with respect to Mr. Raines are as follows and are reflected in the Summary Compensation Table at page 24.

Base Salary. For 2002, the Board set Mr. Raines’ cash base salary at $992,250, unchanged since 2000, and slightly below the midpoint of the market. For the purposes of calculating his pension and life insurance benefits, however, the Board set a reference annual base salary for Mr. Raines at $1,093,956, reflecting a five percent increase over the prior year. Consistent with Fannie Mae’s pay for performance philosophy, the difference between Mr. Raines’ cash base salary and reference annual base salary is awarded as additional long-term, equity-based compensation.

Annual Bonus. For 2002, Mr. Raines’ annual bonus was determined against goals set at the beginning of the year based on corporate financial performance for the year, measured by growth in EPS. Fannie Mae significantly exceeded that goal and Mr. Raines’ bonus for the year reflects his contributions to that performance.

Variable Long-Term Incentive Compensation. The information provided in the proxy statement on variable long-term compensation reflects two actions taken by the Committee. First, the Committee awarded the long-term incentive payouts reported in the Summary Compensation Table at page 24. These stock payouts reflect the achievement of performance share programs’ financial and strategic goals for multi-year periods.

Second, in line with Fannie Mae’s pay for performance goals and to continue to align Mr. Raines directly with the long-term interests of shareholders, the Committee granted Mr. Raines performance shares for the three-year period beginning in January 2003 and stock options, vesting over four years, based on his performance evaluation. The awards are set forth in the tables at pages 25 and 26.

Conclusion

The Committee believes both the design of Fannie Mae’s plans and the actual total compensation levels described in this proxy statement reflect adherence to the Board of Directors’ obligations under the Charter Act and careful thinking about what is appropriate from both competitive and shareholder perspectives, and clearly reflect Fannie Mae’s compensation philosophy.

The Compensation Committee

Anne M. Mulcahy, Chairman

Ann McLaughlin Korologos

Joe K. Pickett

Nominating and Corporate Governance Committee Report

The Nominating and Corporate Governance Committee of the Fannie Mae Board of Directors is composed of four independent directors and operates under a written charter that was last approved by the Board in January 2003. At that time, Fannie Mae’s Board also approved a high standard of independence for directors, which is set forth in Fannie Mae’s Corporate Governance Guidelines, attached as Appendix B to this proxy statement. A substantial majority of the members of the Board meet the standard. Each member of the Nominating and Corporate Governance Committee currently meets not only that standard, but also the enhanced independence requirements for audit committee members, which are also set forth in our Corporate Governance Guidelines.

Duties and Responsibilities

Among its responsibilities, the Nominating and Corporate Governance Committee makes recommendations to the Board about individuals to be elected by the shareholders as Fannie Mae directors. The Committee also plays a leadership role in shaping Fannie Mae’s corporate governance.

The Nominating and Corporate Governance Committee met seven times in 2002. The Committee recommended 13 nominees for election as directors at the 2002 Annual Meeting of Shareholders. It also undertook a Corporate Governance Benchmarking Project, as discussed below.

Fannie Mae’s nonmanagement directors meet in executive session on a regular basis. In her role as the Chairman of the Nominating and Corporate Governance Committee, Ms. McLaughlin Korologos establishes the agenda and serves as the presiding director for all meetings of the non-management directors.

Corporate Governance  Benchmarking Project

Fannie Mae has received high marks for the quality of its governance practices. For example, Standard & Poor’s issued Fannie Mae a corporate governance score of “9.0” on a scale of 1 to 10 (with 10 being the highest), after an extensive review of our corporate governance practices. Standard & Poor’s judged our corporate governance practices to be at “a very strong level on a global basis of comparison.” Fannie Mae also has strived consistently to enhance those practices in an effort to maintain the highest of standards.

To this end, in July 2002, the Nominating and Corporate Governance Committee undertook a Corporate Governance Benchmarking Project, consisting of a thorough review of Fannie Mae’s corporate governance practices. The Committee reviewed Fannie Mae’s practices in light of emerging requirements, including proposed corporate governance listing standards of the New York Stock Exchange and best practices followed by other companies. The goal of the benchmarking project was to maintain and enhance a corporate governance framework for Fannie Mae that is best in class.

Based upon its review, the Committee determined that Fannie Mae already was operating under many best corporate governance practices. In January 2003, the Committee recommended enhanced corporate governance standards to the Fannie Mae Board, and the Board voted to approve these standards, which are reflected in:

•	a new set of Corporate Governance Guidelines;
•	updated charters for the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees; and
•	an expanded Code of Business Conduct and Ethics and Conflict of Interests Policy for Members of the Board of Directors.

These documents implement and strengthen Fannie Mae’s corporate governance practices. They are available on Fannie Mae’s Web site at www.fanniemae.com.

Interested parties wishing to communicate their concerns or questions about Fannie Mae to the Chairman of the Committee or to the non-management directors as a group may do so by electronic mail, to “board@fanniemae.com”, or by U.S. mail, to Non-Management Directors, c/o Office of the Secretary, Fannie Mae, Mailstop: 1H-2S/05, 3900 Wisconsin Avenue NW, Washington, DC 20016-2892.

In the coming months, additional provisions of the Sarbanes-Oxley Act of 2002, a new law addressing regulation of accounting and corporate governance, and the corporate governance listing standards proposed by the New York Stock Exchange are expected to become final. With Fannie Mae’s fundamental corporate governance practices already in place, the Nominating and Corporate Governance Committee is prepared to respond quickly upon approval of final rules and standards. The benchmarking project is ongoing, and its work is being updated periodically to enable Fannie Mae to maintain its position at the forefront of corporate governance best practices.

The Nominating and Corporate  Governance Committee

Ann McLaughlin Korologos, Chairman

Stephen B. Ashley

Thomas P. Gerrity

Donald B. Marron

Executive Officers Who Are Not Nominees

Our executive officers who are not nominees for election to the Board of Directors have provided the following information about their principal occupation, business experience, and other matters.

Jamie S. Gorelick, age 52, has been Vice Chair of the Board of Fannie Mae since May 1997. Before joining Fannie Mae, Ms. Gorelick was Deputy Attorney General of the United States, beginning in 1994. She served as General Counsel of the United States Department of Defense from May 1993 to March 1994 and was a partner at Miller, Cassidy, Larroca & Lewin, a law firm, from January 1981 to April 1993. Ms. Gorelick also serves as a director of United Technologies Corporation and Schlumberger Limited. In addition, Ms. Gorelick is a member of the Harvard Board of Overseers. Ms. Gorelick has been a Fannie Mae director since 1997. As announced by Fannie Mae on January 10, 2003, Ms. Gorelick will leave Fannie Mae on June 30, 2003. Ms. Gorelick’s term as a director and Vice Chair of the Board will end as of the annual meeting.

Thomas E. Donilon, age 47, has been Executive Vice President—Law and Policy and Secretary since May 2000. He served as Senior Vice President, General Counsel and Secretary from September 1999 to May 2000. Mr. Donilon was a partner with the law firm of O’Melveny & Myers from February 1991 to March 1993 and November 1996 to September 1999 when he joined Fannie Mae. Mr. Donilon served as Assistant Secretary of State for Public Affairs and Chief of Staff to the Secretary of State from March 1993 to November 1996.

Louis W. Hoyes, age 54, has been Executive Vice President—Single-Family Mortgage Business since May 2000. He served as Senior Vice President—Multifamily Lending and Investment from September 1995 to May 2000. Prior to his employment with Fannie Mae, Mr. Hoyes was a managing director of Citicorp Real Estate, holding various management positions over his 22-year career in their commercial real estate division and Latin American banking group. He also served as a Senior Credit Officer of Citibank, N.A., from 1982 until he joined Fannie Mae.

Robert J. Levin, age 47, has been Executive Vice President—Housing and Community Development since June 1998. He was Executive Vice President—Marketing from June 1990 to June 1998. He joined Fannie Mae in 1981.

Adolfo Marzol, age 42, has been Executive Vice President—Finance and Credit since November 2002. He was Executive Vice President and Chief Credit Officer from June 1998 to November 2002. He was Senior Vice President—Single-Family Business Management from July 1996 to June 1998. He was Senior Vice President—Capital Markets from February 1996 to July 1996. Prior to his employment with Fannie Mae, Mr. Marzol was Executive Vice President and Chief Financial Officer from July 1993 to January 1996 and Senior Vice President—Interest Rate Risk from January 1991 to June 1993 of Chase Manhattan Mortgage Corporation, a mortgage company.

Peter S. Niculescu, age 43, has been Executive Vice President—Mortgage Portfolio Business since November 2002. He was Senior Vice President—Portfolio Strategy from March 1999 to November 2002. Prior to his employment with Fannie Mae, Mr. Niculescu was a Managing Director and Co-Head of Fixed Income Research for Goldman Sachs & Co. He joined Goldman Sachs in 1990 and held a variety of positions including Managing Director—Mortgage Research, Vice President—Mortgage Research, and Corporate Bond Strategist.

Julie St. John, age 51, has been Executive Vice President and Chief Technology Officer since July 2000. She served as Senior Vice President—Mortgage Business Technology from November 1999 to July 2000. She was Senior Vice President—Guaranty and Franchise Technologies from November 1993 to November 1999. Ms. St. John joined Fannie Mae in 1990.

Michael J. Williams, age 45, has been President—Fannie Mae eBusiness since July 2000. He served as Senior Vice President—e-Commerce from March 2000 to July 2000. He was Senior Vice President—Customer Applications and Technology Integration from November 1993 to March 2000. Mr. Williams joined Fannie Mae in 1991.

Under Fannie Mae’s bylaws, each officer holds office until his or her successor is chosen and qualified or until he or she dies, resigns, retires, or is removed from office by the Board of Directors.

Executive Compensation

Compensation Tables

The tables on pages 24 to 26 profile Fannie Mae’s compensation for the Chief Executive Officer and its four other most highly compensated executive officers (the “covered executives”), including salaries and bonuses, option grants and exercises, and performance share awards. Awards made in January 2003 are reported as compensation for 2002.

Summary Compensation Table

The following table shows the compensation of the covered executives for 2002, 2001, and 2000.

					Long Term Compensation
		Annual Compensation (1)			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) (2) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation (3) ($)

Franklin D. Raines	2002	$992,250	$3,300,000	$78,692	—	311,731	$7,233,679	$24,248
Chairman of the Board	2001	992,250	3,125,650	3,085	—	277,335	6,803,068	25,215
and Chief Executive	2000	992,250	2,480,625	2,907	—	421,358	4,588,616	41,351
Officer

Daniel H. Mudd	2002	689,124	911,250	1,358	—	82,918	2,339,702	9,569
Vice Chairman of the	2001	656,429	1,083,109	1,320	—	87,194	1,188,846	8,412
Board and Chief Operating Officer	2000	537,063	735,130	265,052	$1,319,533	321,295	414,090	342,796

Jamie S. Gorelick (4)	2002	689,124	911,250	1,583	—	—	3,049,012	15,589
Vice Chair of the Board	2001	656,429	1,083,109	1,837	—	87,194	2,791,087	15,420
	2000	625,170	859,609	1,819	—	186,517	2,458,528	22,015
Timothy Howard	2002	498,614	781,250	1,169	—	81,661	1,947,368	12,213
Executive Vice	2001	463,315	694,983	1,103	—	75,617	1,987,119	12,150
President and Chief	2000	435,540	544,425	1,126	—	129,142	2,088,542	18,543
Financial Officer

Robert J. Levin	2002	480,092	575,000	950	—	72,445	1,947,368	9,811
Executive Vice	2001	457,317	686,028	994	—	44,735	1,987,119	9,373
President—Housing &	2000	435,540	544,425	1,043	—	100,002	2,088,542	12,877
Community Development

Notes to Summary Compensation Table

(1)	“Salary” includes annual salary deferred to later years. “Bonus” includes amounts accrued under the Annual Incentive Plan and, for 2001, the value of shares the covered executives received under the 2001 Special Award Program. “Other Annual Compensation” for Mr. Raines in 2002 includes $37,225 for tax counseling and financial planning services and $38,307 for the personal use of company transportation that has been imputed to Mr. Raines as income for tax purposes. For Mr. Mudd, “Other Annual Compensation” in 2000 includes $264,565 for reimbursement of taxes in connection with his relocation from Tokyo, Japan to Washington, D.C.

(2)	Because restricted common stock is held in escrow until vested, as of December 31, 2002, Equiserve Trust Company, N.A., acting as escrow agent, held 15,000 shares of unvested restricted common stock for Mr. Mudd, subject to a vesting schedule through February 2005 with an aggregate value of $964,950. Dividends are paid on restricted common stock at the same rate as the dividends paid on Fannie Mae’s common stock.

(3)	“All Other Compensation” for each covered executive in 2002 includes a $6,000 employer matching contribution under the Retirement Savings Plan for Employees. “All Other Compensation” for 2002 also includes an amount allocated to the premiums paid by Fannie Mae for the term life portion of split-dollar life insurance coverage and an amount equal to the estimated value of the total premiums paid by Fannie Mae for the split-dollar insurance coverage, as follows: Mr. Raines, $2,144 and $14,247; Mr. Mudd, $744 and $1,850; Ms. Gorelick, $1,254 and $7,360; Mr. Howard, $630 and $4,608; and Mr. Levin, $364 and $2,472. Each Fannie Mae officer (other than Mr. Raines, Mr. Mudd, and Ms. Gorelick) has coverage based on annual salary. The coverage for Mr. Raines, Mr. Mudd, and Ms. Gorelick each equals approximately two times salary. Fannie Mae also has provided to Mr. Raines an additional term life insurance benefit in the amount of $900,000, with an annual premium allocated to Mr. Raines of $882. “All Other Compensation” also includes premiums of $975 paid on behalf of each covered executive in 2002 for excess liability insurance coverage. For Mr. Mudd, the 2000 amount includes $340,164 for hiring costs and reimbursement of expenses in connection with his relocation from Tokyo, Japan to Washington, D.C.
(4)	As announced by Fannie Mae on January 10, 2003, Ms. Gorelick will leave Fannie Mae on June 30, 2003.

Options Grants in Last Fiscal Year

The following table shows stock option grants for 2002 to the covered executives. These options represent part of Fannie Mae’s variable long-term awards program for its officers, which also includes performance shares as described below in the Long-Term Incentive Plan Awards Table. The value of stock options depends upon a long-term increase in the market price of the common stock. If the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all shareholders.

	Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees for 2002 (1)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value (2) ($)
Franklin D. Raines	311,731	8.27%	$69.43	1/21/13	$6,680,395
Daniel H. Mudd	82,918	2.20%	69.43	1/21/13	1,776,933
Jamie S. Gorelick (3)	—	—	—	—	—
Timothy Howard	81,661	2.17%	69.43	1/21/13	1,749,995
Robert J. Levin	72,445	1.92%	69.43	1/21/13	1,552,496

Notes to Option Grants Table

(1)	Includes options granted on January 21, 2003. Options vest 25 percent per year beginning on the first anniversary of the grant date, or upon the optionee’s retirement (at age 65 or later), early retirement (from age 60 to 64, with at least five years of service), total disability, or death, and in certain cases upon a change in control, and expire ten years after the date of grant. The options granted to officers at and above the level of executive vice president are subject to accelerated vesting under certain circumstances. Mr. Raines generally will have the right to exercise any vested nonqualified stock option, whenever granted, until it expires by its terms, regardless of whether he is a Fannie Mae employee.

(2)	The “Grant Date Present Value” numbers in the table were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in the model:

•	an exercise price on the option equal to the fair market value of the underlying stock on the date of grant;
•	an option term of ten years and an interest rate of 3.97 percent, which represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term;
•	volatility of 31.87 percent, calculated using 5-year weekly volatility prior to the grant date; and
•	current dividends at the rate of $1.56 per share, representing the annualized dividends paid with respect to a share of common stock and representing a constant percentage of 2.25 percent at the date of grant.

(3)	As announced by Fannie Mae on January 10, 2003, Ms. Gorelick will leave Fannie Mae on June 30, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table shows the aggregate number of shares underlying options exercised in 2002 and the value at year-end of outstanding options, whether or not exercisable.

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Number of Securities Underlying Unexercised Options December 31, 2002 Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options December 31, 2002 (2) Exercisable/ Unexercisable ($)

Franklin D. Raines	—	$—	1,000,630 / 618,843	$1,441,600 / $390,793

Daniel H. Mudd	—	—	124,090 / 284,399	663,207 / 2,011,068

Jamie S. Gorelick	—	—	296,110 / 227,281	1,661,516 / 177,120

Timothy Howard	20,000	1,246,362	408,624 / 161,395	9,899,535 / 103,527

Robert J. Levin	20,900	1,025,314	386,333 / 123,664	9,899,535 / 103,527

Notes to Option Exercises/Year End Values

(1)	“Value Realized” is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. “Value Realized” numbers do not necessarily reflect what the executive might receive when he or she sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option.

(2)	“Value of Unexercised In-the-Money Options” is the aggregate, calculated on a grant by grant basis, of the product of the number of unexercised options at the end of 2002 multiplied by the difference between the exercise price for the grant and the year-end market price ($64.33), excluding grants for which the difference is equal to or less than zero.

Long-Term Incentive Plan Awards Table

		Performance or Other Period Until Maturation or Payout		Estimated Future Payouts Under Non-Stock Price Based Plans
Name	Number of Performance Shares (1) (#)	Award Cycle	Payout Period (if any)	Threshold (#)	Target (#)	Maximum (#)
Franklin D. Raines	107,505	2003-2005	2006, 2007	43,002	107,505	161,258
Daniel H. Mudd	28,596	2003-2005	2006, 2007	11,438	28,596	42,894
Jamie S. Gorelick (2)	—	—	—	—	—	—
Timothy Howard	28,162	2003-2005	2006, 2007	11,265	28,162	42,243
Robert J. Levin	24,984	2003-2005	2006, 2007	9,994	24,984	37,476

Notes to Long-Term Incentive Plan Awards Table

(1)	Contingent grants of performance shares were made as part of Fannie Mae’s variable long-term awards program on January 21, 2003 for the 2003-2005 cycle, for which distributions will be made in 2006 and 2007. Actual awards range from 40 percent to 150 percent of a participant’s performance shares based on equally weighted goals for growth in EPS and performance in strategic areas. If Fannie Mae does not meet the requirement to achieve 40 percent awards, no award will be paid. The value of an actual award depends on the level of achievement and the value of Fannie Mae’s common stock at the end of the cycle. The fair value of a performance share for the 2003-2005 cycle is subject to a limit of three times the fair market value of Fannie Mae’s common stock on January 21, 2003, the date of grant. The fair market value of Fannie Mae’s common stock on the date of grant was $69.43.
(2)	As announced by Fannie Mae on January 10, 2003, Ms. Gorelick will leave Fannie Mae on June 30, 2003

Fannie Mae Retirement Plans

Fannie Mae Retirement Plan

The Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law (the “Fannie Mae Retirement Plan”) provides benefits for those employees who are not covered by the federal Civil Service retirement law. Normal retirement benefits are computed on a single life basis using a formula based on final average annual earnings and years of credited service. Participants are fully vested when they complete five years of credited service. In addition, the Fannie Mae Retirement Plan is coordinated with Social Security Covered Compensation as defined in Internal Revenue Service regulations. Since 1989, provisions of the Internal Revenue Code of 1986, as amended, have limited the amount of annual compensation that may be used for calculating pension benefits and the annual benefit that may be paid. For 2002, the statutory compensation and benefit caps were $200,000 and $160,000, respectively, and they remain unchanged for 2003. Before 1989, some employees accrued benefits based on higher income levels. For employees who retire before age 65, benefits are reduced by stated percentages for each year that they are younger than 65.

The covered executives have approximately the following years of credited service: Mr. Levin, 22 years; Mr. Howard, 21 years; Mr. Raines, 11 years; Ms. Gorelick, 6 years; and Mr. Mudd, 3 years.

The benefits under the Fannie Mae Retirement Plan are not subject to deductions for social security benefits or other offset amounts.

Supplemental Pension Plans

Fannie Mae adopted the Supplemental Pension Plan to provide supplemental retirement benefits to employees who do not participate in the Executive Pension Plan and whose salary exceeds the statutory compensation cap applicable to the Fannie Mae Retirement Plan or whose benefit under the Fannie Mae Retirement Plan is limited by the statutory benefit cap applicable to that Plan. Fannie Mae adopted the 2003 Supplemental Pension Plan to provide similar additional benefits to Fannie Mae officers based on the annual cash bonus received by an officer, but limited to  50 percent of the officer’s salary.

The benefits under the Fannie Mae supplemental pension plans are not subject to deductions for social security benefits or other offset amounts.

The following table shows the estimated annual benefits that are payable under the Fannie Mae Retirement Plan and, if applicable, the supplemental pension plans to an employee who does not participate in the Executive Pension Plan and who turned 65 and retired on January 1, 2003, using years of service accrued through January 1, 2003.

Fannie Mae Retirement Plan and Supplemental Pension Plans

Final Average Annual Earnings	Estimated Annual Pension for Representative Years of Service
	10	15	20	25	30	35

$50,000	$7,802	$11,883	$16,688	$21,493	$26,298	$31,103
100,000	17,802	26,883	36,688	46,493	56,298	66,103
150,000	27,802	41,883	56,688	71,493	86,298	101,103
200,000	37,802	56,883	76,688	96,493	116,298	136,103
250,000	47,802	71,883	96,688	121,493	146,298	171,103
300,000	57,802	86,883	116,688	146,493	176,298	206,103
350,000	67,802	101,883	136,688	171,493	206,298	241,103
400,000	77,802	116,883	156,688	196,493	236,298	276,103
450,000	87,802	131,883	176,688	221,493	266,298	311,103
500,000	97,802	146,883	196,688	246,493	296,298	346,103
550,000	107,802	161,883	216,688	271,493	326,298	381,103
600,000	117,802	176,883	236,688	296,493	356,298	416,103
650,000	127,802	191,883	256,688	321,493	386,298	451,103
700,000	137,802	206,883	276,688	346,493	416,298	486,103
1,876,900	373,182	559,953	747,448	934,943	1,122,438	1,309,933

Executive Pension Plan

Fannie Mae adopted the Executive Pension Plan to supplement the benefits payable to key officers under the Fannie Mae Retirement Plan. The Compensation Committee selects the participants and determines the pension benefits for each participant. The Board of Directors approves the pension benefits for participants who are at the level of executive vice president and above. Payments are reduced by any amounts payable under the Fannie Mae Retirement Plan, any amounts payable under the Civil Service retirement system attributable to Fannie Mae’s contributions for service with it, and, in certain circumstances, any amounts attributable to employer contributions payable under a prior employer’s tax-qualified plan.

Participants are granted pension benefits ranging from 30 percent to 60 percent of the average total compensation for the three consecutive years of the participant’s last ten years of employment when total compensation was the highest. Total compensation generally is a participant’s average annual base salary, including deferred compensation, plus the participant’s other taxable compensation paid by Fannie Mae for the relevant year, up to 50 percent of annual base salary for that year. (Payments earned over multiyear periods are allocated equally over the years.)

Participants who retire before age 60 generally receive a reduced benefit. Participants typically vest fully in their pension benefit after ten years of Fannie Mae service as a participant in the Executive Pension Plan, with partial vesting usually beginning after five years. The benefit payment typically is a monthly amount equal to 1/12th of the participant’s annual retirement benefit payable during the lives of the participant and the participant’s surviving spouse. If a participant dies before receiving benefits under the Executive Pension Plan, generally his or her surviving spouse will be entitled to a death benefit that begins when the spouse reaches age 55, based on the participant’s pension benefit at the date of death.

Estimated annual benefits payable upon retirement, assuming that Fannie Mae’s corporate performance causes participants’ other compensation to equal or exceed 50 percent of annual base salary and full vesting at normal retirement age, for each of the covered executives are as follows: Mr. Raines (60 percent pension benefit), $1,037,727; Mr. Mudd (50 percent pension benefit), $537,098; Ms. Gorelick (50 percent pension benefit), $537,098; Mr. Howard (40 percent pension benefit), $375,000; and Mr. Levin (40 percent pension benefit), $345,000.

Employment Arrangements

Fannie Mae’s employment agreements with Mr. Raines, Mr. Mudd, and Ms. Gorelick end on June 30, 2003, June 30, 2003, and April 30, 2003, respectively. Under the agreements, his or her current salary may not be reduced, and the agreements may be extended for additional periods. The Board expects to enter into new agreements with Mr. Raines and Mr. Mudd prior to June 30, 2003.

Among other things, the agreements provide that if the officer is terminated other than for cause, is not nominated for election to the Board of Directors, is removed from his or her current position, if the agreement is not extended after the end of its term, if there is a material change in responsibilities, or if for any reason his or her employment is terminated within six months after a change in control of Fannie Mae, the officer will be entitled to receive his or her then current annual salary until the later of the close of the remaining term of the employment agreement or one year after its termination or nonextension (reduced, starting six months after termination, by amounts earned through other employment). Each employment agreement contains a similar provision if the officer’s employment terminates due to disability, except that the amount of annual salary will be reduced by any disability benefits received, to the extent that the benefits are attributable to payments made by Fannie Mae, and by any amounts earned through other employment, until the employment agreement expires.

If Mr. Raines dies during the term of his employment agreement, his designated beneficiary will receive a cash sum equal to two times Mr. Raines’ annual salary at the time of death. His surviving spouse will begin to receive the Executive Pension Plan surviving spouse’s benefit immediately, regardless of her age, and the benefit will be reduced only if Mr. Raines dies before age 55. If Mr. Mudd or Ms. Gorelick dies during the term of his or her employment agreement, the designated beneficiary or estate will receive a cash sum equal to his or her annual salary in effect at death.

As announced by Fannie Mae on January 10, 2003, Ms. Gorelick will leave Fannie Mae later this year to devote substantial time to the bipartisan national commission investigating the attacks of September 11, 2001, and to pursue other interests. Ms. Gorelick will remain an employee of Fannie Mae through June 30, 2003. Until that date, Ms. Gorelick will continue to receive her current salary and benefits, including the vesting of stock-based compensation and pension benefits pursuant to her agreement. In addition, the Compensation Committee and the Board have approved that all options scheduled to vest in November 2003 and a pro rata portion of Ms. Gorelick’s EPS challenge options award will vest as of June 30, 2003. Ms. Gorelick will have until June 30, 2004 to exercise all vested options. These additional benefits must be approved by the Office of Federal Housing Enterprise Oversight.

Fannie Mae has agreements with Mr. Howard and Mr. Levin, executive vice presidents of Fannie Mae. Each agreement provides that if the officer is terminated for reasons other than for cause, he will continue to receive his base salary for a period of 12 months from the date of termination and will continue to be covered by Fannie Mae’s life, medical, and long-term disability insurance plans for a 12-month period, or until re- employment that provides certain coverage, whichever occurs first. Any disability benefits that the officer receives during the 12-month period will reduce the amount otherwise payable by Fannie Mae, but only to the extent the benefits are attributable to payments made by Fannie Mae.

Certain Transactions

and Relationships

During 2002, Fannie Mae was a party to certain business transactions with institutions related to directors and nominees. These transactions were done in the ordinary course of business, with terms and conditions substantially the same as those prevailing for comparable transactions with other persons. They represent an insignificant portion of Fannie Mae’s business.

The following directors and executive officer had reportable relationships in 2002.

Mr. Duberstein is Chairman and Chief Executive Officer of The Duberstein Group, an independent strategic planning and consulting company, and is a nominee for election to the Board of Directors. The firm has provided services to Fannie Mae since 1991. During 2002, the firm provided services on an annual fixed-fee basis of $375,000 and will continue to provide similar services during 2003.

Mr. Swygert’s son is employed by Fannie Mae as a non-officer employee in Fannie Mae’s eBusiness Marketing area. Mr. Swygert is an independent director under Fannie Mae’s Corporate Governance Guidelines and would continue to be independent under the director independence standards recently proposed by the New York Stock Exchange (“NYSE”).

Mr. Levin’s sister is employed by Fannie Mae as a non-officer employee in Fannie Mae’s Enterprise Systems Operations division.

PROPOSAL 2:    RATIFICATION OF AUDITORS

The Audit Committee has selected KPMG LLP as the outside auditors of Fannie Mae for 2003 and the Board of Directors has approved that selection. KPMG LLP has served as the outside auditors of Fannie Mae since 1969. Representatives of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the proxy holders at the annual meeting to ratify the selection of KPMG LLP as Fannie Mae’s outside auditors for 2003. A majority of the votes cast at the annual meeting is required for ratification.

The following is a description of the fees paid by Fannie Mae to KPMG LLP during 2002 and 2001:

Description of Fees	Fees for the Year Ended December 31, 2002	Fees for the Year Ended December 31, 2001
Audit Fees	$1,978,955	$1,402,200
Audit Related Fees (1)	3,651,493	2,674,596

Tax Fees (2)	3,638,820	3,862,275
All Other Fees (3)(4)	221,165	237,165

Total Fees	$9,490,433	$8,176,236

Notes to Auditor Fees Table

(1)	For 2002, represents fees for REMIC pricing and closing letters ($3,293,400), REMIC payment validation services ($300,000), due diligence services on multifamily loans, and assistance with regulatory matters. For 2001, represents fees for REMIC pricing and closing letters ($2,449,500) and REMIC payment validation services ($225,096).
(2)	For 2002, represents fees for REMIC tax return preparation ($3,423,820) and processing certain amortization schedules. For 2001, represents fees for REMIC tax return preparation ($3,470,275), securities structuring advice, tax memoranda, and corporate tax return review.
(3)	For 2002, represents fees for a contract and procurement processing review and financial planning services for certain Fannie Mae officers. For 2001, represents fees for financial planning services for certain Fannie Mae officers, a securities counterparty review, a payroll process review and miscellaneous client assistance projects.
(4)	Fannie Mae did not engage KPMG LLP to provide advice regarding, and was not billed by KPMG LLP for any fees in respect of, financial information systems design and implementation during 2002 or 2001.

The Board of Directors recommends that shareholders

vote for the ratification of the selection of KPMG LLP.

PROPOSAL 3:    APPROVAL OF FANNIE MAE STOCK                                COMPENSATION PLAN OF 2003

Background

The Fannie Mae Stock Compensation Plan of 2003 (the “Plan”) was approved by the Board on January 21, 2003, subject to the shareholders’ approval at the annual meeting. The Plan will become effective upon the shareholders’ approval. The Board believes that the Plan will enable Fannie Mae to continue to: (1) attract, motivate, retain, and reward employees and experienced, independent directors; (2) promote close identity of interests between directors, officers, employees, and shareholders; and (3) provide incentives for high levels of individual performance.

Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the proxy holders at the annual meeting to approve the plan. A majority of the votes cast at the annual meeting is required to approve this proposal.

The following is a summary of the material terms of the Plan. This summary is qualified in its entirety by the complete terms of the Plan, a copy of which is attached to this proxy statement as Appendix C. Some of the highlights of the Plan (each of which is described in more detail below and in the attached Plan document) include:

•	Limit on Shares Available. The plan authorizes the grant of 40,000,000 shares. Shares remaining for issuance under the Fannie Mae Stock Compensation Plan of 1993 will not be used for future awards after shareholder approval of the 2003 Plan.

•	No Discount Stock Options. The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of shares of common stock on the award date.

•	No Repricing of Stock Options. The Plan prohibits the modification of stock options so as to reduce the exercise price of the option.

•	Material Amendments to the Plan Require Shareholder Approval. The Plan provides that any material amendment to the Plan is subject to shareholder approval.

•	Independent Committee Administration. The Plan will be administered by the Compensation Committee of the Board of Directors, which is composed entirely of independent directors.

Grants

The Plan provides for grants to Fannie Mae employees of stock options, stock appreciation rights (“SARs”), restricted shares of common stock (“restricted stock”), performance share awards, and stock bonuses. Options may be either incentive stock options (“ISOs”), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (“NQOs”). SARs entitle the grantee to receive the difference in value between the underlying common stock on the date of exercise and the date of grant. SARs may be awarded by themselves or granted in tandem with another award. Restricted stock may be subject to forfeiture conditions. The Plan also provides for grants of NQOs and awards of restricted stock to nonmanagement directors.

Securities Available

The shares of common stock that may be delivered under the Plan will be shares of Fannie Mae’s authorized but unissued common stock, treasury shares, or shares of common stock purchased by Fannie Mae in the open market. The maximum number of shares of common stock that may be delivered under the Plan is 40,000,000 shares. As of December 31, 2002, there were 11,569,275 shares of common stock authorized by shareholders for use, but not used in making grants, under the Fannie Mae Stock Compensation Plan of 1993. Shares remaining under the 1993 plan will not be used for future awards after shareholder approval of the 2003 Plan.

If any award expires or is canceled without having been exercised in full, or does not vest or is not delivered, the unpurchased, nonvested, or undelivered shares of common stock subject to the award will again be available under the Plan. Shares used to satisfy a tax withholding obligation will not be available for additional awards under the Plan.

Administration of the Plan

The Plan will be administered by the Compensation Committee (the “Committee”), which is composed entirely of independent directors. Except with respect to the automatic awards for nonemployee directors (described below under “Nonmanagement Director Stock Options” and “Nonmanagement Director Restricted Stock”), the Committee will have full authority to determine the employees eligible to receive awards and the terms and conditions of any award consistent with the express limits of the Plan. Subject to certain limitations, the Committee may authorize any adjustment in the vesting schedule, restrictions upon, or term of an award. If any amendment of the Plan would materially increase benefits accruing under the Plan or materially increase the aggregate number of shares of common stock that may be issued under the Plan, then, to the extent deemed necessary or advisable by the Board or as required by law or the rules of the NYSE, such amendment will be subject to shareholder approval.

Employee Stock Options

The Plan authorizes the grant to employees of ISOs or NQOs, both of which are exercisable for shares of common stock. The exercise price of an option may not be less than the fair market value of a share of common stock on the award date. In general, the “fair market value” is the mean between the high and low selling prices of the common stock on the date of determination, as reported on the NYSE. An option may not be modified so as to reduce the exercise price of the option.

The period during which an ISO may be exercised may not extend more than ten years from the date of grant. An option that is not exercised before expiration of the option period will terminate. No grants will be made after 2013.

The Committee will determine an option’s exercise and vesting schedule. The Committee may grant options that will become exercisable and fully vested upon a change in control of Fannie Mae.

Stock Appreciation Rights

Under the Plan, SARs may be granted concurrently with the grant of another award or as an additional element of an outstanding award, or separately as a stand-alone SAR. Each stand-alone SAR will specify the period in which it can be exercised, and the Committee may extend the period.

A SAR related to another award generally will be exercisable at the same time as the related award. The Committee, in its discretion, may grant stand-alone SARs that will become immediately exercisable and fully vested upon a change in control of Fannie Mae.

Employee Restricted Stock

The Committee may grant to employees shares or units of restricted stock and impose restrictions on the restricted stock. Promptly after the lapse of restrictions on restricted stock, shares of common stock will be delivered or credited to the employee or other person entitled under the Plan to receive the shares.

Generally speaking, restricted stock may not be sold, transferred, or encumbered until the restrictions have lapsed. Holders of restricted stock may be entitled to cash dividend and voting rights even though the award is not vested. Restricted stock as to which the restrictions have not lapsed generally will be forfeited upon an employee’s termination of employment. Restrictions on restricted stock may lapse after the termination of employment under certain circumstances or, if specified in the award, upon a change in control of Fannie Mae.

Performance Share Awards and  Stock Bonuses

The Committee may grant performance share awards to employees. An award will specify the terms and conditions of the award, the period for the performance share award, and the measure of the performance of Fannie Mae or the employee. The Committee may make adjustments to the measures of performance to compensate for any significant changes in accounting practices, tax laws, or other laws or regulations that alter or affect the computation of the measures. The award may provide for payments upon a change of control or termination of employment in some circumstances.

The Committee in its discretion also may grant stock bonuses to any employee.

Nonmanagement Director Stock Options

Beginning in 2004 and ending upon the termination of the Plan in 2013, each nonmanagement director will receive an annual NQO award to purchase 4,000 shares of common stock. If a director holds office only for a portion of a year, the grant will be prorated for that year. The exercise price will be the fair market value of the common stock on the award date. Each option will vest 25 percent per year over four years starting on the first anniversary of the grant. Vesting will accelerate upon termination from the Board for any reason. The Committee may grant additional option awards to nonemployee directors as appropriate, based on market compensation data or other information or circumstances.

Nonmanagement Director  Restricted Stock

Each nonmanagement director who is a director immediately following the annual meeting of the shareholders in 2006 or 2010 will be granted, on the date of the annual meeting, an award of restricted stock having an aggregate fair market value on the date of grant equal to $75,000 in 2006 and $90,000 in 2010. A nonmanagement director who is newly appointed or elected after the annual meeting of shareholders in 2006 and 2010 will receive an award of restricted stock prorated according to the number of partial or full calendar months remaining in the four-year award cycle after the date of the director’s appointment.

Generally speaking, restricted stock granted under this provision may not be sold, transferred, or encumbered. The restricted stock will vest at a rate of 25 percent per year on the day before each annual meeting of shareholders (or by the appropriate pro rata percentage for directors newly appointed or elected after the annual meeting in 2006 or 2010). Unvested restricted stock is subject to forfeiture upon termination of directorship for reasons other than death, total disability, or not being renominated after age 70. The Committee may grant additional restricted stock awards under this provision to nonmanagement directors based on market compensation data or other information or circumstances.

Certain Federal Income Tax Consequences

The following summary generally describes the current principal federal income tax consequences of certain events under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or director, or to Fannie Mae. The provisions of the Code and regulations thereunder relating to these matters are complicated and subject to change.

Stock Options and SARs. A grantee will not be subject to any federal income tax upon the grant of an option or SAR pursuant to the Plan.

A grantee will not recognize income for federal income tax purposes (and Fannie Mae will not be entitled to any federal income tax deduction) as a result of the exercise of an ISO and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may have an increase in their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

If the shares received pursuant to the exercise of an ISO are disposed of within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the “ISO holding periods”), the employee will recognize ordinary income equal to the excess of the amount realized on the dispositions over the price paid for the shares. In such case, Fannie Mae ordinarily will be entitled to a tax deduction for the same amount, provided that certain income tax reporting requirements are satisfied.

If the shares received upon the exercise of an ISO are disposed of after the ISO holding periods have been satisfied, long-term capital gain or long-term capital loss is realized on the disposition. Fannie

Mae will not be entitled to a federal income tax deduction as a result of the disposition.

Ordinary income will be recognized by the employee upon exercise of a NQO. Generally, the ordinary income realized is the excess, if any, of the fair market value of the shares of common stock received upon the exercise of the NQO over the exercise price. An employee will also recognize ordinary income upon exercising a SAR equal to the total of any cash received and the fair market value of any shares of the common stock received.

Income tax withholding from the employee is required on the income recognized by the employee upon exercise of a NQO or SAR. Fannie Mae ordinarily will be entitled to a deduction for federal income tax purposes equal to the ordinary income recognized by the employee upon the exercise of a NQO or SAR, or the ordinary income recognized by the employee on the disposition of common stock acquired pursuant to the exercise of an ISO, provided that certain income tax reporting requirements are satisfied.

Restricted Stock.    An employee generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares subject to the restricted stock grant at the time of vesting over the amount, if any, paid for such shares. (Different rules not discussed herein would apply in the event an employee makes an election under Section 83(b) of the Code.) Income tax withholding from employees is required on income recognized by the employee upon vesting of restricted stock. Dividends paid to an employee on shares of restricted stock are treated as ordinary income of the employee in the year received. Fannie Mae ordinarily will be entitled to a deduction for federal income tax purposes equal to the ordinary income recognized by the employee, provided that certain income tax reporting requirements are satisfied.

Performance Share Awards and Stock Bonuses. An employee generally is not required to recognize income upon the grant of a performance share award or the award of a stock bonus. Instead, ordinary income is required to be recognized upon the issuance of shares pursuant to the terms of the award in an amount equal to the fair market value of the shares of common stock received. Income tax withholding from employees is required on income recognized upon the issuance of shares pursuant to a performance share award or a stock bonus award. Fannie Mae ordinarily will be entitled to a deduction for federal income tax purposes equal to the ordinary income recognized by the employee, provided that certain income tax reporting requirements are satisfied.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, as discussed above, if the ISO holding periods are not satisfied at the time of the sale or exchange of shares received pursuant to the exercise of an ISO, the employee generally will be required to recognize ordinary income upon such disposition.

Payments Upon Change in Control. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee is liable for a 20 percent excise tax on, and Fannie Mae or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Committee, in its discretion, grants awards the vesting of which is accelerated by a change in control of Fannie Mae, such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

The Board of Directors recommends that shareholders vote

for the approval of the Fannie Mae Stock Compensation Plan of 2003.

The following table provides information related to our existing equity compensation plans.

Equity Compensation Plan Information

(as of December 31, 2002)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (#)

Equity compensation plans approved by shareholders	25,131,000	$59.16	16,297,084 (1)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A (2)

Total	25,131,000	$59.16	16,297,084

Notes to Equity Compensation Plan Information

(1)	Shareholder Approved Plans: 4,727,809 shares under the 1985 Employee Stock Purchase Plan and 11,569,275 shares under the Stock Compensation Plan of 1993.
(2)	Fannie Mae has no equity compensation plans that have not received shareholder approval.

PROPOSAL 4:    SHAREHOLDER PROPOSAL

Mrs. Evelyn Y. Davis, 2600 Virginia Avenue, NW, Suite 215, Washington, DC 20037, who owns 600 shares of Fannie Mae common stock, has advised Fannie Mae that the following resolution will be presented for approval of the shareholders at the annual meeting. She has submitted the following statement in support of such resolution:

RESOLVED:

“That the stockholders of Fannie Mae, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS:

“Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 162,908,583 shares, representing approximately 22.096% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Management Comment

Shareholders of Fannie Mae voted overwhelmingly at the 1988 annual meeting to eliminate cumulative voting. In each of the last 14 years, they have rejected proposals similar to this one to reinstate cumulative voting.

The Board of Directors believes that the “one share, one vote” or straight voting method of electing directors results in a more efficient and unified board, a board where each director represents the interests of all shareholders.

Under the cumulative voting method for election of Fannie Mae’s directors, a shareholder would be entitled to cast votes equal to the number of shares that the shareholder owns multiplied by the number of directors to be elected. Thus, all of a shareholder’s votes could be cast for a single candidate or distributed among several nominees. If a shareholder wished, he or she could cast all 13 votes for each owned share for one candidate. This method could permit a well-organized minority shareholder bloc to concentrate votes and elect one or more candidates to the Fannie Mae Board. If this occurs, the operation of the Board could become fractionalized, resulting in inefficient functioning and serious harm to corporate operations. It is for this reason that the Board recommended eliminating cumulative voting in 1988 and now, as it did in 1989, 1990, 1991, 1992, 1993, 1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001, and 2002 recommends against the reimposition of cumulative voting.

Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the proxy holders at the annual meeting against this proposal. A majority of the votes cast at the annual meeting is required to approve this proposal.

The Board of Directors recommends that shareholders

vote against this proposal.

Other Matters

As of the date of this proxy statement, the Board of Directors knows of no business that will come before the annual meeting other than that described in this proxy statement. If other business is properly brought before the annual meeting, the Board intends that the proxy holders will vote proxies in the accompanying form on such matters according to the judgment of the proxy holders (except for those voted by Fidelity Management Trust Company, as Trustee of the Trust established under the ESOP, and Equiserve Trust Company, N.A., Escrow Agent under the

Escrow Agreements executed in accordance with restricted stock awards under the Fannie Mae Stock Compensation Plan of 1993).

Shareholder Proposals and Nominations for 2004

Any shareholder proposal intended to be presented at the 2004 annual meeting must be received by Fannie Mae for inclusion in the proxy statement no later than December 19, 2003. If a shareholder wishes to present a proposal at the 2004 annual meeting and the proposal is not intended to be included in the proxy statement, the shareholder must give written notice to Fannie Mae not later than the dates set forth under Section 3.12 of Fannie Mae’s bylaws. In general, those dates are either 60 days or 90 days before the date of the 2004 annual meeting as described in the bylaws. The written notice must be accompanied by specific information regarding the proposal and the interest of the shareholder. If a shareholder does not comply with Section 3.12 of the bylaws, the chair of the 2004 annual meeting may declare the proposal not properly brought before the meeting. If other matters properly come before the 2004 annual meeting, the holders of proxies for the 2004 annual meeting will use discretionary voting authority with respect to such matters.

Shareholder nominations of candidates for election as directors must be made by the same deadlines described above. The written notice must include (1) the name, age, business address, and residence address of each nominee, (2) the principal occupation or employment of the nominee, and (3) all other information about the nominee that would be required to be included in a proxy statement soliciting proxies for the election of directors, as well as a written consent from the nominee to being named in the proxy statement and to serve if elected, as described in Section 4.19 of the bylaws.

Cost of Annual Meeting and Proxy Solicitation

Fannie Mae pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, officers and regular employees of Fannie Mae may solicit proxies by personal interview, telephone, and similar means. No officer or employee of Fannie Mae will be specially compensated for these activities. Fannie Mae also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities. Fannie Mae has retained Morrow & Co. Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $16,000 plus reimbursement of certain out-of-pocket expenses.

Form 10-K

If you would like to have a copy of Fannie Mae’s most recent Annual Report on Form 10-K, which contains financial and other information about Fannie Mae, Fannie Mae will send you one without charge. Write or call the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue NW, Washington, DC 20016 (telephone: 202-752-7115). Copies also are available on our Web site at www.fanniemae.com.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors and certain officers of reporting companies, and persons who own more than ten percent of a registered class of such company’s equity securities, to file reports of ownership and changes in ownership with the SEC and any exchange on which such company’s securities trade, and to furnish the company with copies of the forms. As a federally chartered corporation, Fannie Mae’s directors and officers were exempt from these requirements during 2002. On March 31, 2003, however, upon the effectiveness of Fannie Mae’s registration of its common stock with the SEC under the Exchange Act, Fannie Mae’s directors and applicable officers began filing Section 16(a) reports. These reports are accessible through our Web site at www.fanniemae.com.

By Order of the Board of Directors

Thomas E. Donilon

Secretary

Dated: April 14, 2003

Washington, DC

APPENDIX A:    AUDIT COMMITTEE CHARTER

1.    Members.    The Committee shall consist of at least three directors, including a chair and such other directors as the Board shall appoint upon recommendation by the Nominating and Corporate Governance Committee, each of whom shall meet the independence and qualification requirements of the New York Stock Exchange, as determined by the Board.

2.    Purpose, duties and responsibilities.

The purpose of the Committee shall be to:

•	oversee (a) the accounting, reporting, and financial practices of the corporation and its subsidiaries, including the integrity of the corporation’s financial statements, (b) the creation and administration of financial controls and the corporation’s compliance with legal and regulatory requirements, (c) the outside auditor’s qualifications and independence, and (d) the performance of the corporation’s internal audit function and the corporation’s outside auditor; and

•	prepare the report required by the rules of the Securities and Exchange Commission to be included in the corporation’s annual proxy statement.

Among its duties and responsibilities, the Committee shall:

Oversight of External Auditor Relationship

(i)	Be directly responsible for the appointment, compensation, retention and oversight of the work of the outside auditor. In this regard, the Committee shall have the sole authority to appoint and retain, subject to ratification by the corporation’s shareholders, and terminate when appropriate, the corporation’s outside auditor, and review and assess the activities of the outside auditor. The outside auditor shall report directly to the Committee. The corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the external auditor.

(ii)	At least annually, consider the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain from the outside auditor a written statement delineating all relationships between the outside auditor and the corporation and any other relationships that may adversely affect the independence of the auditor. Discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor.

(iii)	At least annually, obtain and review a report by the outside auditor describing: the outside auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(iv)	Review and evaluate the lead partner of the outside auditor team. Oversee the rotation of audit engagement team partners as required by law and rules and regulations of the Securities and Exchange Commission.

(v)	Approve in advance all audit engagement fees and terms for all audit services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been approved in advance.) Discuss with the outside auditor the planning and staffing of the audit.

(vi)	Establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include approval in advance by the Committee of all permissible non-audit services to be provided by the outside auditor. The Committee may delegate authority to one or more members to grant pre-approvals of audit and permitted non- audit services, provided that decisions to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

(vii)	Establish policies for the hiring of employees and former employees of the outside auditor.

Financial Statement and Disclosure Matters

(viii)	Review and discuss with the outside auditor: (a) the scope of the audit, the results of the annual audit examination by the auditor, any difficulties the auditor encountered in the course of its audit work, any restrictions on the scope of the outside auditor’s activities or on access to requested information, any significant disagreements with management, and other matters required to be discussed under Statement on Auditing Standards No. 61 relating to the conduct of the audit; (b) the scope and resources of the corporation’s internal audit function; and (c) any reports of the outside auditor with respect to interim periods.

(ix)	Review and discuss with management and the outside auditor the annual audited and quarterly unaudited financial statements of the corporation, including: (a) an analysis of the outside auditor’s judgment as to the quality of the corporation’s accounting principles; (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in the corporation’s selection or application of accounting principles and financial statement presentations; and (c) the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(x)	Receive, review and discuss reports from the outside auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor; and (c) other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

(xi)	Recommend to the Board, based on the review and discussion described in paragraphs (viii) – (x) above, whether the audited financial statements should be included in the annual report on Form 10-K.

(xii)	Review earnings releases, and review and discuss generally the types of information to be disclosed and the type of presentations to be made, including the use of “non-GAAP financial measures,” in the corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. The chair of the Committee may represent the entire Committee for purposes of the review of earnings releases and such other information.

(xiii)	Review and discuss with management, the head of the internal audit department and the outside auditor the adequacy and effectiveness of: (a) the corporation’s internal controls, including any significant deficiencies in internal controls, significant changes in internal controls reported to the Committee by the outside auditor or management, and any special steps adopted in light of material control deficiencies; and (b) the corporation’s disclosure controls and procedures and management reports thereon.

(xiv)	Review and discuss with the CEO and CFO the basis for the certifications to be provided in the corporation’s Form 10-K and Form 10-Qs.

(xv)	Review and discuss with management and the outside auditor any correspondence with regulators or governmental agencies which raises material issues regarding Fannie Mae’s financial statements, financial disclosures or accounting policies.

(xvi)	Review and discuss with management the corporation’s major risk exposures, management’s policies on risk management and risk assessment, and the corporation’s compliance with those policies.

Oversight of Internal Audit Function

(xvii)	Oversee and discuss the internal auditing activities and performance, including the appointment, and replacement when appropriate, of the head of the corporation’s internal audit department, the internal audit charter, and the budget and staffing for the internal audit department. Discuss with the head of the corporation’s internal audit department the scope and performance of the internal audit function, including a review of the annual internal audit plan, and whether there are any restrictions or limitations on the department.

(xviii)	Obtain periodic reports from the head of the internal audit department regarding internal audit findings and the corporation’s progress in remedying any material control deficiencies.

Compliance Oversight Responsibilities

(xix)	Review and discuss the status of compliance with accounting, legal, regulatory, tax, and other developments of major significance to the corporation.

(xx)	Review and discuss Fannie Mae’s Code of Business Conduct (“Code”) and the activities of management’s Business Conduct Committee established under the Code, including the monitoring of compliance with the Code and any significant violations of the Code.

(xxi)	Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting or auditing matters.

(xxii)	Meet with representatives from the Office of Federal Housing Enterprise Oversight as required.

Other Duties

(xxiii)	Annually evaluate the performance of the Committee, and reassess the adequacy of the Committee charter and submit any recommended changes to the Board for approval.

(xxiv)	Make regular reports to the Board on the Committee’s activities. These reports generally shall occur at the next Board meeting following each Committee meeting or at such other times as the Committee deems appropriate.

(xxv)	Perform such other duties as the Board or the Committee considers appropriate.

3.    Outside advisors.    The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the Committee in the performance of its functions. The corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisor retained by the Committee.

4.    Meetings.    The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, but not less than quarterly, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee shall meet separately in executive session, periodically, with each of management, the head of the internal audit department, and the outside auditor.

5.    Subcommittees.    In its discretion, the Committee may establish subcommittees consisting of one or more members, who shall report on their activities at the next meeting of the Committee.

APPENDIX B:    CORPORATE GOVERNANCE GUIDELINES

The Role of the Board and Management

The Board of Directors oversees the management of the corporation and its business. The Fannie Mae Board of Directors represents the interests of the company’s stockholders, the owners of the corporation, in optimizing long-term value by providing the company guidance and strategic oversight on the stockholders’ behalf. The paramount duty of the Board of Directors is to select a well-qualified and ethical Chief Executive Officer (CEO) and to diligently oversee the CEO and other senior management in the operation of the corporation. In addition, the Board performs the following specific functions, among others:

•	Selects, compensates and evaluates the chief executive officer and plans for management succession

•	Oversees election, retention, and compensation of qualified senior executives

•	Reviews and approves the corporation’s strategic plan and the annual operating plans, budget, and corporate performance

•	Advises management on significant issues facing the corporation

•	Reviews and approves significant corporate actions

•	Oversees the financial reporting process, communications with external stockholders, and the corporation’s legal and regulatory compliance program

•	Nominates directors and oversees effective corporate governance

It is the responsibility of management, in the exercise of their fiduciary duty to the company and its stockholders, to run the corporation’s business in an effective and ethical manner. The CEO is the leader of management and vested with the authority to make final decisions on behalf of management.

The Corporate Governance Guidelines

These Corporate Governance Guidelines have been developed by Fannie Mae’s Nominating and Corporate Governance Committee and formally adopted by the Board of Directors. These guidelines (along with the charters of the Board Committees as well as the company’s Bylaws, its Employee Code of Business Conduct and Directors’ Code of Conduct and Ethics and Conflict of Interests Policy) are published on Fannie Mae’s corporate website, www.fanniemae.com and are available in print to any stockholder who requests them.

Board Composition, Size and Membership Criteria

The Fannie Mae Board consists of eighteen persons, five of whom are appointed annually by the President of the United States, and the remainder of whom are elected annually by the stockholders at the company’s Annual Meeting of Stockholders. It is the policy of the Board that a substantial majority of the Fannie Mae directors will be independent, in accordance with the standards adopted by the Board. Currently, more than two-thirds of the Board consists of independent directors.

It is the responsibility of the Nominating and Corporate Governance Committee to identify and evaluate prospective stockholder-elected candidates for the Board. The Committee will seek out Board members who possess the highest personal values, judgment and integrity; an understanding of the regulatory and policy environment in which the corporation does its business; and diverse experience in the key business, financial and other challenges that face a major American enterprise. Stockholders may submit written recommendations for nominees directly to the Chairman of the Nominating and Corporate Governance Committee of the Board in care of the Office of the Secretary of the corporation.

The Chairman of the Nominating and Corporate Governance Committee formally invites new director candidates to stand for election to the Board.

In considering stockholder-elected members of the Board for renomination, the Nominating and Corporate Governance Committee takes into consideration: (i) a director’s contribution to the effective functioning of the corporation; (ii) any change in the director’s principal area of responsibility with his or her company or in his or her employment; (iii) the director’s retirement from his or her principal area of responsibility with his or her company; (iv) whether the director continues to bring relevant experience to the Board; (v) whether the director has the ability to attend meetings and fully participate in the activities of the Board; and (vi) whether the director has developed any relationships with Fannie Mae or another organization, or other circumstances have arisen, that might make it inappropriate for the director to continue serving on the Board; and (vii) the director’s age and length of service on the Board.

Directors are required to inform the Nominating and Corporate Governance Committee of any changes in employment responsibilities in order for the committee to determine whether it is appropriate to renominate the Board member for continuing Board service.

Generally, a director will not be renominated after having served for ten years, although the Nominating and Corporate Governance Committee may for good reason propose the renomination of such a director. No director will be proposed for renomination after 15 years of Board service. This policy is applied on a gradual basis so that turnover of a significant number of seats on the Board in any one year is limited.

A Board member generally must retire at the Annual Meeting of Shareholders following his or her 70th birthday, except that a director first nominated after age 67 may be renominated at up to the next five Annual Meetings.

Unless otherwise requested by the Board, the Chairman and CEO will cease to be a member of the Board of Directors at the termination of his or her employment as CEO.

Management directors must obtain approval from the Nominating and Corporate Governance Committee before accepting a seat on the Board of another for-profit organization. Non-management directors must notify the Nominating and Corporate Governance Committee before accepting a seat on the Board of another for-profit organization, and the Committee will determine, in its judgment, whether such service will interfere with the director’s service on the Fannie Mae Board. Audit Committee members may not serve on the audit committees of more than three public companies.

Director Independence

The Board, through its Nominating and Corporate Governance Committee, on an annual basis, reviews the independence of all directors, affirmatively makes a determination as to the independence of each director, and discloses those determinations. Under the definition of “independence” adopted by the Board, an “independent director” must be determined to have no material relationship with Fannie Mae, either directly or through an organization that has a material relationship with Fannie Mae. A relationship is “material” if, in the judgment of the Board, it would interfere with the director’s independent judgment. In addition, an Audit Committee member also must be “independent” within the meaning of the New York Stock Exchange’s listing requirements for audit committees. To assist it in determining whether a director is independent, the Board has adopted the guidelines set forth below:

•	A director will not be considered independent if, within the preceding five years:

i.	the director was employed by Fannie Mae; or

ii.	an immediate family member of the director was employed by Fannie Mae as an officer; or

iii.	the director was affiliated with or employed by Fannie Mae’s outside auditor; or

iv.	an immediate family member of the director was affiliated with or employed by Fannie Mae’s outside auditor as a partner, principal or manager; or

v.	the director was employed by a company at a time when a Fannie Mae executive officer sat on that company’s compensation committee; or

vi.	an immediate family member of the director was employed as an officer by a company at a time when a Fannie Mae executive officer sat on that company’s compensation committee.

•	A director will not be considered independent if the director receives any compensation from Fannie Mae, directly or indirectly, other than fees for service as a director.

•	A director will not be considered independent if the director is an executive officer, controlling shareholder, or partner of a corporation or other business entity that does business with Fannie Mae and to which Fannie Mae makes, or from which Fannie Mae receives, payments in excess of 2 percent of either Fannie Mae’s or the entity’s consolidated gross annual revenues.

•	A director will not be considered independent if the director or the director’s spouse is an executive officer, employee, director, or trustee of a non profit organization to which Fannie Mae or the Fannie Mae Foundation makes payments in any year in excess of 5 percent of either Fannie Mae’s or the organization’s consolidated gross annual revenues, or $100,000, whichever is less. (Amounts that the Fannie Mae Foundation contributes under Fannie Mae’s matching gifts program are not included in the payments calculated for purposes of this standard). The Nominating and Corporate Governance Committee also will administer standards concerning any charitable contribution to organizations otherwise associated with a director or any spouse of a director. The corporation shall be guided by the interests of the company and its stockholders in determining whether and the extent to which it makes charitable contributions.

•	Where the guidelines above do not address a particular relationship, the determination of whether the relationship is material, and whether a director is independent, will be made by directors who satisfy the independence guidelines set forth above, based upon the recommendation of the Nominating and Corporate Governance Committee.

The Board may determine that, in its judgment, a director that does not meet these guidelines nonetheless, under all the facts and circumstances, does not have a relationship with Fannie Mae that would interfere with the director’s independent judgment. The Board will disclose the basis for any such determination in the company’s next proxy statement.

Board Meetings

The Fannie Mae Board meets at least seven times per year. In addition to regularly scheduled meetings, unscheduled Board meetings may be called with adequate notice, if needed. Directors are expected to attend in person all regularly scheduled Board meetings. The presence of a majority of the incumbent directors at the time of any meeting constitutes a quorum for the transaction of business, and the act of a majority of such directors present at a meeting at which a quorum is present constitutes the act of the Board. Directors may not vote or participate by proxy. The Board may act by unanimous written consent of all incumbent directors. The Chairman and CEO, in consultation with the Chairs of the Board’s committees, determines the agenda for Board meetings. Directors will be asked regularly by the Chairman of the Nominating and Corporate Governance Committee to evaluate the information being provided to the Board and to submit suggestions for Board agenda items.

Fannie Mae’s non-management directors meet in executive session on a regular basis. Time for an executive session will be placed on the agenda for every regular Board meeting. The Chairman of the Nominating and Corporate Governance Committee will serve as the presiding director of these sessions.

Board dinners are scheduled quarterly each year to give Board members an opportunity to informally discuss Fannie Mae issues.

Board Materials

Directors are expected to review and devote appropriate time to studying Board materials. Materials for meetings are generally delivered five to seven days in advance of each Board and committee meeting. In certain cases, due to the sensitive nature of a matter, presentations are provided only at the Board or committee meeting.

Committees

The current standing Board committees are the Executive, Assets and Liabilities Policy, Audit, Compensation, Nominating and Corporate Governance, and Technology Committees. The bylaws give the Board authority to create additional committees. Each Committee has a written charter setting forth the responsibilities, duties and authorities of the Committee. The full Board reviews and approves Committee charters.

The Audit, Compensation, and Nominating and Corporate Governance Committees consist solely of independent directors. Committee assignments, including the designation of Committee Chairs, are made annually by Board resolution, based on recommendations from the Nominating and Corporate Governance Committee. Assignments are made based on a combination of factors including each individual Board member’s expertise and the needs of the corporation.

Each committee meets periodically for an appropriate length of time based on the specific meeting agenda. Generally, the regular annual committee schedule is as follows: Executive, as needed; Assets and Liabilities Policy, four times a year; Audit, at least four times a year; Compensation, at least three times a year; Nominating and Corporate Governance, at least four times a year; and Technology, twice a year. Additional committee meetings are scheduled as needed. Committee agendas are developed by the Committee Chair in consultation with the appropriate members of management and with the input of other directors. Directors are expected to attend in person all regularly scheduled committee meetings. Participation by telephone is permitted in exigent circumstances. Each Committee Chair makes a report on committee matters to the Board of Directors at the next scheduled Board meeting.

The Audit Committee periodically meets separately in executive session with each of management, the corporation’s internal auditor, and the outside auditor. In addition, the Audit Committee, or a designated representative of the Committee, will meet prior to the release and filing of the corporation’s quarterly financial reports, to review such materials. The Chairman of the Audit Committee will also meet twice a year with the company’s internal corporate disclosure committee. The corporation’s Senior Vice President for Operations Risk, who is responsible for Fannie Mae’s internal audit function, reports directly to the Audit Committee.

Director Access to Management and Outside Advisors

The corporation’s senior management team attends Board meetings on a regular basis, both to make special presentations and as a discussion resource, and is available directly to Board members outside of meetings.

The Board and its committees (consistent with the provisions of their respective charters) have the authority to retain such outside counsel, experts, and other advisors as they determine necessary to assist them in the performance of their functions.

Communications with the Board

The Chairman of the Nominating and Corporate Governance Committee is responsible for convening and presiding over regular executive sessions of the non-management directors. To facilitate the ability of interested parties to communicate their concerns or questions, Fannie Mae will publish on its website and in its proxy statement a mailing address and an e-mail address for communications directly with the Chairman of the Nominating and Corporate Governance Committee or the non-management directors as a group. In addition, Fannie Mae will publish on its website and in its proxy statement a procedure for communicating with the Audit Committee regarding accounting, internal accounting controls or auditing matters.

Director Compensation

Director compensation is a mix of cash, options, and restricted stock. Vesting over a period of years, director equity compensation is designed to align director interests with stockholders’ long-term value. Non-management directors’ total compensation is targeted to be consistent with the compensation philosophy applicable to senior management. The Nominating and Corporate Governance Committee is responsible for recommending compensation for non-management directors on the Board and reviews non-management director compensation once a year. Management directors do not receive additional compensation for Board service.

Director Orientation and Continuing Education

New directors participate in an orientation program to assist in familiarizing them with Fannie Mae’s business and their responsibilities as directors. The Secretary of the corporation is responsible for providing the orientation program to new directors. The orientation program addresses at a minimum Fannie Mae’s corporate powers and limitations; an overview of Fannie Mae’s business; the housing finance industry; key corporate performance indicators; strategic goals, risks, and the Fannie Mae workforce; and technological change in the industry. Orientation sessions are also provided to new members of Board committees. Fannie Mae supports directors’ periodic participation in continuing education programs to assist them in performing their Board responsibilities. In addition, the corporation conducts in-house director education programs on relevant topics.

Board Performance Evaluation

The Board’s performance can have an important effect on the overall, long-term business performance of the corporation. The Board conducts an annual self-evaluation to assess its effectiveness, on the basis of criteria developed by the Nominating and Corporate Governance Committee and approved by the Board. Each of the Board’s committees conducts an annual self-evaluation. The ability of individual directors to contribute to the Board is assessed in connection with the renomination process.

Management Evaluation and Succession

The Compensation Committee conducts an annual review of the performance of the corporation and the Chairman of the Board and CEO and senior management. The Chairman of the Board and CEO and other management directors are not present when the Committee meets to evaluate their performance. The Committee Chair reports on that evaluation to the non-management directors of the Board. The annual performance review is based, in large part, upon ratings and commentary provided on an annual CEO Evaluation Form distributed to the entire Board. The CEO rating factors include: strategic thinking; providing vision and direction; accelerating change; intellectual honesty; integrity; motivating and energizing people; teamwork and partnering; influencing delivering results; valuing all people; and developing management. The review includes the Compensation Committee’s own assessment and reflects discussions with other Board members.

On an annual basis, the Compensation Committee and the non-management members of the Board review management succession planning with the Chairman of the Board and CEO. The Chairman and CEO meets in executive session with the nonmanagement Board on at least an annual basis to discuss succession planning for the CEO and the company’s key executives. During the Chairman of the Board’s absence or inability to act, or during the vacancy of the office, the Vice Chairman and Chief Operating Officer shall perform the duties and exercise the authority of the Chairman, until a temporary or permanent successor to the Chairman and CEO is appointed by the Board.

Codes of Conduct

Fannie Mae’s Board has adopted a Code of Business Conduct applicable to all Fannie Mae employees, which is posted on the company’s website. Each employee must annually certify compliance with the Code. The Audit Committee oversees implementation and compliance of the Code.

The Board has adopted a Code of Business Conduct and Ethics and Conflict of Interests Policy for Members of the Board of Directors, which is posted on the company’s website. Each director must annually certify compliance with the Directors’ Code. The Nominating and Corporate Governance Committee oversees implementation and compliance with the Directors’ Code.

Implementation of the Guidelines

If the Board ascertains at any time that any of the Guidelines set forth herein are not in full force and effect, the Board shall take such action as it deems necessary to assure full compliance.

APPENDIX C:    FANNIE MAE STOCK COMPENSATION PLAN OF 2003

I.    The Plan

1.1	Purpose. The purpose of the Fannie Mae Stock Compensation Plan of 2003 is to promote the success of Fannie Mae by providing stock compensation to employees and directors that is comparable to that provided by similar companies; to attract, motivate, retain and reward employees of Fannie Mae; to provide incentives for high levels of individual performance and improved financial performance of Fannie Mae; to attract, motivate and retain experienced and knowledgeable independent directors; and to promote a close identity of interests between directors, officers, employees and shareholders.

1.2	Definitions.

The following terms shall have the meanings set forth below:

(1)	“Award” shall mean an award of any Option, Stock Appreciation Right, Restricted Stock, Performance Share Award, Stock Bonus or any other award authorized under Section 1.6, or any combination thereof, whether alternative or cumulative, or an award of any Options or Restricted Stock authorized under Articles VI and VII.

(2)	“Award Date” shall mean the date upon which the Committee takes the action granting an Award or a later date designated by the Committee as the Award Date at the time it grants the Award, or, in the case of Awards under Sections 6.2 or 7.2, the applicable dates set forth therein.

(3)	“Award Document” shall mean any writing (including in electronic or other form approved by the Committee), which may be an agreement, setting forth the terms of an Award that has been granted by the Committee.

(4)	“Award Period” shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

(5)	“Beneficiary” shall mean the person or persons designated by a Participant or Permitted Transferee in writing to the senior-ranking officer in the Human Resources department of Fannie Mae to receive the benefits specified in an Award Document and under the Plan in the event of the death of the Participant or Permitted Transferee.

(6)	“Benefit Plans Committee” shall mean the Benefit Plans Committee established by the Board, consisting of employees of Fannie Mae.

(7)	“Board” shall mean the Board of Directors of Fannie Mae.

(8)	“Cause” shall mean significant harm to Fannie Mae in connection with a Participant’s employment by Fannie Mae, by the Participant’s engaging in dishonest or fraudulent actions or willful misconduct or performing the Participant’s duties in a negligent manner, as determined by the Committee for a member of the Board who is an officer or employee of Fannie Mae and for the General Counsel of Fannie Mae, and by the General Counsel of Fannie Mae for all other employees; provided that no act or failure to act will be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the act or failure to act was in the interest of Fannie Mae.

(9)	“Change in Control Event” shall mean a change in the composition of a majority of the Board elected by shareholders within 12 months after any “person” (as such term is used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of Fannie Mae representing more than 25 percent of the combined voting power of the then-outstanding securities of Fannie Mae entitled to then vote generally in the election of directors of Fannie Mae.

(10)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(11)	“Committee” shall mean the Compensation Committee of the Board.

(12)	“Common Stock” shall mean the common stock of Fannie Mae and, in the event such common stock is converted to another security or property pursuant to Section 8.2, such other security or property.

(13)	“Director Term” shall mean the period starting immediately following the annual meeting of the shareholders at which directors are elected to serve on the Board and ending at the close of the next annual meeting at which directors are elected.

(14)	“Early Retirement” means separation from service with Fannie Mae at or after the attainment of age 60 (but before attainment of age 65) with five years of service with Fannie Mae, or at an earlier age only if permitted by the Committee in its sole discretion. For purposes of this Section 1.2(14), a year of service shall be determined in accordance with the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law.

(15)	“Eligible Employee” shall mean any employee of Fannie Mae.

(16)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(17)	“Fair Market Value” shall mean the per share value of Common Stock as determined by using the mean between the high and low selling prices of such Common Stock, on the date of determination, as reported on the NYSE. If such prices are not available or if the Common Stock is no longer traded on the NYSE, the Fair Market Value shall be determined by the Committee, in good faith, using any reasonable method.

(18)	“Fannie Mae” shall mean Fannie Mae and its successors and, where the context requires, its Subsidiaries.

(19)	“Immediate Family Member” shall mean, with respect to a Participant, (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, half-sibling, stepsibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relations where the adopted individual shall not have attained the age of 18 years prior to such adoption); (ii) the Participant’s Domestic Partner (as defined in Section 2.18 of the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law and determined pursuant to the guidelines and procedures established thereunder); (iii) any lineal ascendant or descendant of any individual described in (i) or (ii) above; (iv) any partnership, limited liability company, association, corporation or other entity all of whose beneficial interests (including without limitation all pecuniary interests, voting rights and investment power) are held by and for the benefit of the Participant and/or one or more individuals described in (i), (ii) or (iii) above; or (v) any trust for the sole benefit of the Participant and/or one or more individuals described in (i), (ii) or (iii) above.

(20)	“Incentive Stock Option” shall mean an Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, or any successor provision, and that otherwise satisfies the requirements of that section.

(21)	“NMD Participant” shall mean a Nonmanagement Director who has been granted an Award under Article VI or Article VII.

(22)	“Nonmanagement Director” shall mean a member of the Board who is not an officer or employee of Fannie Mae.

(23)	“Nonqualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(24)	“NYSE” shall mean the New York Stock Exchange.

(25)	“Option” shall mean an option to purchase shares of Common Stock pursuant to an Award.

(26)	“Participant” shall mean a Nonmanagement Director who has been granted an Award under the Plan or an Eligible Employee who has been granted an Award under the Plan.

(27)	“Performance Share Award” shall mean an Award granted under Section 5.1.

(28)	“Permitted Transferee” shall mean (i) any Immediate Family Member with respect to the Participant, and (ii) in the case of an Eligible Employee, any organization described in Section 170(c) of the Code that is eligible to receive tax-deductible, charitable contributions or any intermediary designated to exercise an Option for the benefit of such organization.

(29)	“Personal Representative” shall mean the person or persons who, upon the incompetence of a Participant or Permitted Transferee, shall have acquired, by legal proceeding or power of attorney, the power to exercise the rights under the Plan, and who shall have become the legal representative of the Participant or Permitted Transferee, or, in the event of the death of the Participant or the Permitted Transferee, the executor or administrator of the estate of the Participant or Permitted Transferee.

(30)	“Plan” shall mean this Fannie Mae Stock Compensation Plan of 2003.

(31)	“Plan Termination Date” shall mean the tenth anniversary of the date of the meeting at which shareholders of Fannie Mae approve the Plan.

(32)	“QDRO” shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto) and the applicable rules thereunder.

(33)	“Restricted Stock” shall mean shares or bookkeeping units of Common Stock awarded to a Participant subject to payment of the consideration, if any, and the conditions on vesting and transfer and other restrictions as are established under the Plan, for so long as such shares or units remain nonvested under the terms of the applicable Award Document.

(34)	“Retirement” shall mean, in the case of an Eligible Employee, separation from service with Fannie Mae under conditions entitling such Eligible Employee to an immediate annuity under the Federal National Mortgage Association Retirement Plan for Employees Not Covered Under Civil Service Retirement Law or under the Civil Service retirement law, whichever is applicable to such Eligible Employee, at or after the attainment of age 65.

(35)	“Stand-Alone SAR” shall mean a Stock Appreciation Right granted independently of any other Award.

(36)	“Stock Appreciation Right” shall mean a right pursuant to an Award to receive a number of shares of Common Stock or an amount of cash, or a combination of shares of Common Stock and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

(37)	“Stock Bonus” shall mean an Award of shares of Common Stock under Section 5.2.

(38)	“STSP” shall mean the Fannie Mae Securities Transactions Supervision Program and the guidelines thereunder.

(39)	“Subsidiary” shall mean an organization whose employees are identified by the Board as eligible to participate in benefit plans of Fannie Mae.

(40)	“Total Disability” shall mean complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Participant was employed when the illness commenced or accident occurred, as determined by Fannie Mae’s independent medical consultant.

(41)	“Without Consideration” shall mean, with respect to a transfer of an Option, that the transfer is being made purely as a gift or donation, with no promise or receipt of payment, goods, services or other thing of value in exchange for the Option; provided, however, if the terms of a transfer of Options to an otherwise Permitted Transferee require that, upon proper notice of exercise of such Options, (i) Fannie Mae may reduce the number of shares of Common Stock or sell such number of shares of Common Stock otherwise deliverable thereunder to the extent required to fund any additional withholding tax on behalf of the Eligible Employee necessitated by the exercise, delivering only the balance of the shares of Common Stock due upon exercise of the Option to the Permitted Transferee, and/or (ii) the Permitted Transferee sell the shares of Common Stock so received upon exercise of the Option, apply a portion of the net proceeds of the exercise to the payment of any additional taxes, fees or other costs or expenses incurred by the donor Eligible Employee in connection with or as a result of such transfer and then deliver (if an intermediary) or retain (if an organization described in Section 170(c) of the Code) the remaining net proceeds from such sales of shares of Common Stock, the transfer shall nevertheless continue to be Without Consideration for the purposes hereof. A distribution of an Option by an entity or trust described in Section 1.2(19)(iv) or (v) to an owner or beneficiary thereof shall be treated as a transfer Without Consideration.

1.3	Administration and Authorization; Power and Procedure.

(a)	The Committee. The Plan shall be administered by, and all Awards to Eligible Employees shall be authorized by, the Committee, unless otherwise required by law or regulation. Action of the Committee with respect to the administration of the Plan shall be taken by majority vote or unanimous written consent of the respective members.

(b)	Plan Awards; Interpretation; Powers. Subject to the express provisions of the Plan, the Committee shall have the authority:

(i)	to determine the Eligible Employees who will receive an Award;

(ii)	to grant an Award to such Eligible Employees, to determine the amount of and the price at which shares of Common Stock will be offered or awarded, to determine the other specific terms and conditions of such Award consistent with the express limits of the Plan, to establish the installments (if any) in which such Award shall become exercisable or shall vest, and to establish the expiration date and the events of termination of such Award;

(iii)	to construe and interpret the Plan and any Award Documents, to further define the terms used in the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(iv)	to cancel, modify or waive Fannie Mae’s rights with respect to, or modify, discontinue, suspend or terminate, an Award being granted or an outstanding Award granted to or held by an Eligible Employee, subject to any required consents under Section 8.5;

(v)	as part of any Eligible Employee’s employment agreement approved by the Committee, to modify or change an Award;

(vi)	to accelerate the vesting of, extend the ability to exercise, or extend the term of an Award being granted or an outstanding Award; and

(vii)	to make all other determinations and take such other actions as contemplated by the Plan or as may be necessary or advisable for the administration of the Plan and the effectuation of its purposes.

Notwithstanding the foregoing, the provisions of Articles VI and VII (except Sections 6.7 and 7.5) relating to Nonmanagement Director Awards shall be automatic and, to the maximum extent possible, self-effectuating. Ministerial, non-discretionary actions with respect to implementation of the Plan shall be performed by individuals who are officers or employees of Fannie Mae at the direction of the senior ranking officer in the Human Resources department of Fannie Mae. The senior ranking officer in the Human Resources department of Fannie Mae may also direct that certain administrative functions shall be performed by service providers outside of Fannie Mae.

(c)	Binding Determinations. Any action taken by, and any inaction of, Fannie Mae, any Subsidiary, the Board, the Committee or the Benefit Plans Committee relating or pursuant to the Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions of the Plan, the Board, the Committee and the Benefit Plans Committee may act in their absolute discretion in matters within their authority related to this Plan.

(d)	Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Board, the Committee and the Benefit Plans Committee may obtain and may rely upon the advice of experts, including professional advisors to Fannie Mae.

(e)	Delegation. The Committee may delegate, subject to such terms and conditions as it may impose, some or all of its authority under the Plan to one or more members of the Board or, for Awards to Eligible Employees below the rank of Senior Vice President, to the senior-ranking officer in the Human Resources department. In addition, the Committee may delegate ministerial, non-discretionary functions to individuals who are officers, employees, contractors or vendors of Fannie Mae.

(f)	No Liability. No member of the Board, the Committee or the Benefit Plans Committee, or director, officer or employee of Fannie Mae or any Subsidiary shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person in connection with the administration of the Plan, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

(g)	Indemnification. To the extent permitted by law, each of the members of the Board, the Committee and the Benefit Plans Committee and each of the directors, officers and employees of Fannie Mae and any Subsidiary shall be held harmless and be indemnified by Fannie Mae for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

1.4	Participation. Awards may be granted by the Committee to Eligible Employees. An Eligible Employee who has been granted an Award may be granted, if otherwise eligible, additional Awards if the Committee shall so determine. Nonmanagement Directors shall be eligible to receive Awards granted automatically under Sections 6.2 and 7.2 and Awards granted under Sections 6.7 and 7.5.

1.5	Shares Available for Awards.

(a)	Common Stock. Subject to the provisions of Section 8.2, the shares of Common Stock that may be delivered under this Plan shall be shares of Fannie Mae’s authorized but unissued Common Stock, shares of Common Stock held by Fannie Mae as treasury shares or shares of Common Stock purchased by Fannie Mae on the open market.

(b)	Number of Shares. Subject to adjustments in accordance with Section 8.2, the maximum number of shares of Common Stock that may be delivered under Awards granted to Eligible Employees and Nonmanagement Directors under the Plan shall not exceed 40,000,000 shares.

(c)	Calculation of Available Shares and Replenishment. A good faith estimate of the number of shares of Common Stock subject to outstanding Awards that will be satisfied by delivery of shares of Common Stock, plus the number of shares of Common Stock referenced in calculating an Award paid in cash, shall be reserved from the number of shares of Common Stock available for Awards under the Plan. The aggregate number of shares of Common Stock delivered under the Plan plus the number of shares of Common Stock referenced with respect to Awards paid in cash shall reduce the number of shares of Common Stock remaining available for Awards under the Plan. If any Award shall expire or be canceled or terminated without having been exercised in full, or any Common Stock subject to a Restricted Stock Award or other Award shall not vest or be delivered, the unpurchased, nonvested or undelivered shares of Common Stock subject thereto or the shares of Common Stock referenced with respect thereto shall again be available under the Plan. In the case of Awards granted in combination such that the exercise of one results in a proportionate cancellation of the other, the number of shares of Common Stock reserved for issuance shall be the greater of the number that would be reserved if one or the other alone were outstanding. If Fannie Mae withholds shares of Common Stock pursuant to Section 8.4, the number of shares of Common Stock that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 8.4 shall be treated as delivered, and the aggregate number of shares of Common Stock deliverable with respect to the applicable Award and under the Plan shall be reduced by the number of shares of Common Stock so withheld, and such withheld shares shall not be available for additional Awards.

1.6	Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for such shares or Award and other terms and conditions of the Award. Each Award to an Eligible Employee shall be evidenced by an Award Document, which, if required by the Committee, shall be signed by the Eligible Employee. Awards are not restricted to any specified form or structure and may include, without limitation, the types of Awards set forth in Articles II, III, IV and V or, without limitation, any other transfers of Common Stock or any options or warrants to acquire shares of Common Stock, or any similar right with value related to or derived from the value of Common Stock, as may be determined by the Committee. An Award may consist of one such benefit, or two or more of them in any combination or alternative.

1.7	Award Period. Each Award and all executory rights or obligations under the related Award Document shall expire on such date (if any) as shall be determined by the Committee.

1.8	Limitations on Exercise and Vesting of Awards.

(a)	Provisions for Exercise. An Award shall be exercisable or shall vest as determined by the Committee.

(b)	Procedure. Any exercisable Award shall be exercised when the person appointed by the Committee or the Committee’s designee receives written notice of exercise from the Participant or by any other method, including in electronic form, approved by the Committee, together with satisfactory arrangements for any required payment to be made in accordance with Sections 2.2 or 8.4 or the terms of the Award Document, as the case may be.

(c)	Fractional Shares. Fractional share interests shall be disregarded, but may be accumulated, or the Committee may determine that cash will be paid or transferred in lieu of any fractional share interests.

1.9	Transferability.

(a)	General Restrictions. Awards may be exercised only by the Participant; the Participant’s Personal Representative, if any; the Participant’s Beneficiary, if the Participant has died; the recipient of an Award by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a QDRO; in the case of a Nonqualified Stock Option, a person who was a Permitted Transferee at the time the Option was transferred to such person; a Permitted Transferee’s Personal Representative, if any; or a Permitted Transferee’s Beneficiary, if the Permitted Transferee has died. Amounts payable or shares of Common Stock issuable under an Award shall be paid to (or registered in the name of) the person or persons specified by the person exercising the Award. Other than (i) by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a QDRO or (ii) to a Permitted Transferee in the case of any Nonqualified Stock Option and (subject to (b), (c), (d), and (e) below), no right or benefit under this Plan or any Award, whether vested or not vested, shall be transferable by a Participant or Permitted Transferee or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to Fannie Mae), and any such attempted action shall be void. Fannie Mae shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or shares of Common Stock only in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

(b)	Tax Withholding. An Eligible Employee may not transfer Options (“Transferred Options”) to a Permitted Transferee, other than a charitable organization described in Section 1.2(28)(ii), unless the Eligible Employee agrees to retain, and not to exercise until the exercise of the Transferred Options, at least 50 percent of the exercisable Options held by the Eligible Employee with the same exercise price and expiration date as the Transferred Options. The condition set forth in the first sentence of this Section 1.9(b), however, may be waived at any time by (A) the Chairman of the Committee in the case of an Eligible Employee who is either a member of the Board or the senior-ranking officer in the Human Resources department of Fannie Mae, or (B) the senior-ranking officer in the Human Resources department of Fannie Mae in the case of any other Eligible Employee, and, as a condition of such waiver, the Chairman of the Committee or the senior-ranking officer in the Human Resources department of Fannie Mae, as the case may be, may specify other steps that the Eligible Employee must take to provide for the collection by Fannie Mae of all federal, state, local and other taxes required by law to be withheld upon the exercise of such Transferred Options.

(c)

Notice of Transfer.    A transfer of an Option to a Permitted Transferee shall not be effective unless, prior to making the transfer, the transferor (i) provides written notice of the transfer to (A) the Chairman of the Committee in the case of a transfer by a Participant who is either a member of the Board, the senior-ranking officer in the Human Resources department of Fannie Mae or the General Counsel of Fannie Mae (or a transfer by a Permitted Transferee of an Option originally granted to a member of the Board or to the senior-ranking officer in the Human Resources department of Fannie Mae), or (B) the senior-ranking officer in the Human Resources department of Fannie Mae in the case of any other transfer, and (ii) certifies in writing to the Chairman of the Committee or the senior-ranking officer in the Human Resources department of Fannie Mae, as the case may be, that the transfer will be Without Consideration.

(d)	Approval of Transfer. A transfer of an Option to a charitable organization described in section 1.2(28)(ii) shall not be effective unless, after receiving the notice described in (c) above, the Chairman of the Committee or, after consultation with the General Counsel of Fannie Mae, the senior-ranking officer in the Human Resources department of Fannie Mae, as the case may be, either approves the proposed transfer in writing or does not disapprove the proposed transfer in writing within ten business days after receipt of such notice. The Chairman of the Committee or, after consultation with the General Counsel of Fannie Mae, the senior-ranking officer in the Human Resources department of Fannie Mae, as the case may be, may disapprove a proposed transfer if he or she determines, in his or her good faith judgment, that (i) the proposed Permitted Transferee has philosophies, purposes, policies, objectives, goals or practices inconsistent with those of Fannie Mae or (ii) the Participant has not taken such steps as may be necessary or appropriate to provide for the collection by Fannie Mae of all federal, state, local and other taxes required by law to be withheld upon exercise of the Option.

(e)	Transfer of Nonvested Options. A nonvested Option may be transferred only to an Immediate Family Member described in section 1.2(28)(i) and only with the prior consent of (A) the Chairman of the Committee in the case of a Participant who is either a member of the Board, the senior-ranking officer in the Human Resources department of Fannie Mae or the General Counsel of Fannie Mae, or (B) after consultation with the General Counsel, the senior-ranking officer in the Human Resources department of Fannie Mae, after consultation with the General Counsel of Fannie Mae, in the case of any other Participant.

1.10	Section 83(b) Elections. If a Participant shall file an election with the Internal Revenue Service under Section 83(b) of the Code to include the value of any Award in the Participant’s gross income while the Award remains subject to restrictions, the Participant shall promptly furnish Fannie Mae with a copy of such election.

II.    Options

2.1	Grants. One or more Options may be granted under this Article II to any Eligible Employee. Each Option granted may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.2	Option Price.

(a)	Pricing Limits. The exercise price for shares of Common Stock covered by an Option shall be determined by the Committee at the time of the Award, but shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Award Date. Notwithstanding any provision of the Plan, an Option may not be modified so as to reduce the exercise price of the Option.

(b)

Payment Provisions.    The exercise price for any shares of Common Stock purchased on exercise of an Option granted under this Article II shall be paid in full at the time of each exercise in one or a combination of the following methods: (i) by electronic funds transfer; (ii) by check payable to the order of Fannie Mae; (iii) by notice and third party payment; (iv) by the delivery of shares of Common Stock already owned by the Participant; or (v) by cashless exercise, or any other method, if permitted by law and authorized by the Committee, in its discretion, or specified in the applicable Award Document; provided, however, that the Committee, in its discretion, may limit the

Participant’s ability to exercise an Option by delivering shares of Common Stock, including by imposing a requirement that the Participant satisfy a minimum holding period with respect to the shares so delivered. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

2.3	Limitations on Incentive Stock Options. There shall be imposed in any Award Document relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code, or any successor provision.

2.4	Option Period.

(a)	Award Period. Each Option shall specify the Award Period for which the Option is granted and shall provide that the Option shall expire at the end of such Award Period. The Committee may extend the Award Period by amendment of an Option or in an Eligible Employee’s employment agreement approved by the Committee. Notwithstanding the foregoing, the Award Period with respect to an Incentive Stock Option, including all extensions, shall not exceed ten years.

(b)	Effect of Termination of Employment. Notwithstanding the provisions of Section 2.4(a), unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, (i) for a Participant whose employment is terminated for any reason other than for Cause, Retirement, Early Retirement, Total Disability, death or having attained at least age 55 with at least five years of service and is not covered by Section 2.5(d), an Option shall expire on the earlier to occur of (A) the end of the Award Period or (B) the date three months following the Participant’s termination of employment, (ii) for a Participant whose employment is terminated and is covered by Section 2.5(d), an Option shall expire on the earlier to occur of (A) the end of the Award Period or (B) the date 12 months following the Participant’s termination of employment, (iii) for a Participant whose employment is terminated by reason of Retirement, Early Retirement, Total Disability, death or having attained at least age 55 with at least five years of service, an Option shall expire on the end of the Award Period and (iv) for a Participant whose employment is terminated by Fannie Mae for Cause, an Option shall expire upon the Participant’s termination.

(c)	Death of Permitted Transferee. Unless otherwise provided by the Committee, an Option held by a Permitted Transferee shall expire on the earlier of the date on which it would expire pursuant to Section 2.4(a) or (b) or the date 12 months following the Permitted Transferee’s death.

2.5	Vesting; Forfeiture.

(a)	Vesting Generally. An Option shall be exercisable and vested upon such terms and conditions or pursuant to such schedule as the Committee shall determine. Except as otherwise provided in this Section 2.5 or unless otherwise specified by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, an Option that is not vested upon a Participant’s termination of employment shall be forfeited. If a Participant’s employment is terminated by Fannie Mae for Cause, an Option that is not vested upon the Participant’s termination shall be forfeited.

(b)	Change in Control. The Committee, in its discretion, may grant Options that by their terms shall become immediately exercisable and fully vested upon a Change in Control Event.

(c)	Retirement, Early Retirement, Total Disability or Death. Unless otherwise specified by the Committee, an Option shall become immediately exercisable and fully vested upon the Participant’s Total Disability or the Participant’s termination of employment by reason of Retirement, Early Retirement or death.

(d)	Vesting Upon Termination with Separation Agreements. Notwithstanding the foregoing, (i) for a Participant who, prior to the termination of employment, executes a separation agreement with Fannie Mae pursuant to Fannie Mae’s Voluntary Separation Agreement program (“VSA”) or Voluntary Separation Option program (“VSO”), one-half of the portion of each Award that would have vested within 12 months of the date of such Participant’s termination of employment shall become immediately exercisable and fully vested upon the Participant’s termination; (ii) for a Participant who accepts Fannie Mae’s offer to terminate employment voluntarily and, prior to such termination, executes a separation agreement with Fannie Mae pursuant to an Elective Severance Window under the Federal National Mortgage Association Discretionary Severance Benefit Plan, the portion of each Award that would have vested within 12 months of the date of such Participant’s termination of employment by Fannie Mae, and one-half of the portion of each Award that would have vested within 13-24 months of the date of termination, shall become immediately exercisable and fully vested upon termination; and (iii) for a Participant who, prior to the termination of his or her employment, executes a separation agreement with Fannie Mae pursuant to a Displacement Program under the Federal National Mortgage Association Discretionary Severance Benefit Plan or pursuant to the Fannie Mae Individual Severance Plan, the portion of each Award that would have vested within 12 months of the date of termination of employment shall become immediately exercisable and fully vested upon the Participant’s termination. If the Committee approves an employment agreement with an Eligible Employee that provides for vesting of certain Awards upon the employee’s termination, such Awards shall vest in accordance with the terms of such Eligible Employee’s employment agreement.

(e)	“EPS Challenge Grants.” Section 2.5(d) shall not apply to Options granted under the “EPS Challenge Grant” program established by the Board on January 18, 2000 or, if so provided by the Committee, to Options granted under other special incentive Option programs.

2.6	Option Amendments or Waiver of Restrictions. Subject to Sections 1.5 and 8.5 and the specific limitations on Awards contained in the Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Participant who is an Eligible Employee, any adjustment in the vesting schedule, the restrictions upon or the term of an Award granted under this Article II by amendment, waiver or other legally valid means. The amendment or other action may provide, among other changes, for a longer or shorter vesting or exercise period.

2.7	Gain Deferral. Any Participant who is eligible to participate in the Fannie Mae Stock Option Gain Deferral Plan may elect to exercise a Nonqualified Stock Option under the provisions of such plan.

III.    Stock Appreciation Rights

3.1	Grants. In its discretion, the Committee may grant to any Eligible Employee Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or may grant to any Eligible Employee Stand-Alone SARs. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code (or any successor provision). Each Stand-Alone SAR shall specify the Award Period for which the Stand-Alone SAR is granted and shall provide that the Stand-Alone SAR shall expire at the end of such Award Period. The Committee may extend the Award Period by amendment of a Stand-Alone SAR.

3.2	Exercise of Stock Appreciation Rights.

(a)	Related Awards. Unless the Award Document or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

(b)	Stand-Alone SARs. Stand-Alone SARs shall be exercisable and vest upon such terms and conditions or pursuant to such schedule as the Committee shall determine at the time of the Award. Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, (i) in the case of a Participant’s termination of employment for Cause, Stand-Alone SARs shall expire and no longer be exercisable upon the Participant’s termination; (ii) in the case of a Participant’s Total Disability or a Participant’s termination of employment by reason of Retirement, Early Retirement or death or having attained at least age 55 with at least five years of service, Stand-Alone SARs shall become immediately exercisable and fully vested upon the Participant’s Total Disability or termination of employment, and Stand-Alone SARs shall expire and no longer be exercisable at the end of the Award Period; and (iii) in the case of a Participant’s termination of employment for any reason other than for Cause, Retirement, Early Retirement, Total Disability or death or having attained at least age 55 with at least five years of service, Stand-Alone SARs shall expire and no longer be exercisable on the earlier to occur of (A) the end of the Award Period or (B) the date three months following the Participant’s termination. The Committee, in its discretion, may grant Stand-Alone SARs that by their terms shall become immediately exercisable and fully vested upon a Change in Control Event.

3.3	Payment.

(a)	Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and surrender of the appropriate exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying

(i)	the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value on the date of exercise, by

(ii)	the number of shares of Common Stock with respect to which the Participant is exercising the Stock Appreciation Right.

(b)	Form of Payment. The Committee, in its discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, which may be solely in cash, solely in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in shares and partly in cash. If the Committee permits the Participant to elect to receive cash or shares of Common Stock (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

IV.    Restricted Stock Awards

4.1	Grants. The Committee, in its discretion, may grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Document shall specify the number of shares or units of Common Stock to be issued to the Participant, the date of such issuance, the consideration for the Restricted Stock, if any, to be paid by the Participant, the restrictions imposed on the Restricted Stock, and the conditions of release or lapse of such restrictions. Promptly after the lapse of restrictions on Restricted Stock, shares of Common Stock equal to the number of shares or units as to which the restrictions have lapsed (or such lesser number as may be permitted pursuant to Section 8.4) shall be delivered or credited to the Participant or other person entitled under the Plan to receive the shares. The Participant or such other person shall deliver to Fannie Mae such further assurance and documents as the Committee may require.

4.2	Restrictions.

(a)	Pre-Vesting Restraints. Except as provided in Section 1.9, shares or units of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

(b)	Dividend and Voting Rights. Unless otherwise provided in the applicable Award Document, a Participant receiving shares (but not units) of Restricted Stock shall be entitled to cash dividend and voting rights for all shares of Common Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that cease to be eligible for vesting. If provided in the applicable Award Document, a Participant receiving units of Restricted Stock shall be entitled to cash dividend and voting rights for such units even though they are not vested, provided that such rights shall terminate immediately as to any units of Restricted Stock that cease to be eligible for vesting.

(c)	Accelerated Vesting. Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, the restrictions on Restricted Stock shall lapse upon the Participant’s Total Disability or termination of employment by reason of Retirement, Early Retirement, or death, and, if provided in the applicable Award Document, restrictions on Restricted Stock held for more than one year from the Award Date by Participants shall lapse upon a Change in Control Event.

(d)	Vesting Upon Termination with Separation Agreements. Notwithstanding the foregoing, (i) for a Participant who, prior to the termination of employment, executes a separation agreement with Fannie Mae pursuant to Fannie Mae’s Voluntary Separation Agreement program (“VSA”) or Voluntary Separation Option program (“VSO”), one-half of the portion of each Award of Restricted Stock that would have vested within 12 months of the date of such Participant’s termination of employment shall become fully vested upon the Participant’s termination; (ii) for a Participant who accepts Fannie Mae’s offer to terminate employment voluntarily and, prior to such termination, executes a separation agreement with Fannie Mae pursuant to an Elective Severance Window under the Federal National Mortgage Association Discretionary Severance Benefit Plan, the portion of each Award of Restricted Stock that would have vested within 12 months of the date of such Participant’s termination of employment by Fannie Mae, and one-half of the portion of each Award of Restricted Stock that would have vested within 13-24 months of the date of termination, shall become fully vested upon termination; and (iii) for a Participant who, prior to the termination of his or her employment, executes a separation agreement with Fannie Mae pursuant to a Displacement Program under the Federal National Mortgage Association Discretionary Severance Benefit Plan or pursuant to the Fannie Mae Individual Severance Plan, the portion of each Award of Restricted Stock that would have vested within 12 months of the date of termination of employment shall become fully vested upon the Participant’s termination. If the Committee approves an employment agreement with an Eligible Employee that provides for vesting of certain Awards upon the employee’s termination, such Awards shall vest in accordance with the terms of such Eligible Employee’s employment agreement.

(e)	Forfeiture. Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, Restricted Stock as to which the restrictions have not lapsed in accordance with the provisions of the Award or pursuant to Section 4.2(c) shall be forfeited upon a Participant’s termination of employment. Upon the occurrence of any forfeiture of Restricted Stock, the forfeited Restricted Stock shall be automatically transferred to Fannie Mae without payment of any consideration by Fannie Mae and without any action by the Participant.

V.    Performance Share Awards and Stock Bonuses

5.1	Grants of Performance Share Awards.

(a)

The Committee, in its discretion, may grant Performance Share Awards to Eligible Employees. An Award shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award and its terms and conditions. The Committee shall establish the specified period (a “performance cycle”) for the

Performance Share Award and the measure(s) of the performance of Fannie Mae (or any part thereof) or the Eligible Employee. The Committee, during the performance cycle, may make such adjustments to the measure(s) of performance as it may deem appropriate to compensate for, or reflect, any significant changes that may occur in accounting practices, tax laws and other laws or regulations that alter or affect the computation of the measure(s). The Award Document shall specify how the degree of attainment of the measure(s) over the performance cycle is to be determined.

(b)	In its discretion, the Committee may grant Performance Share Awards which, by their terms, provide that, upon a Change in Control Event, payments shall be made with respect to a Performance Share Award held for more than one year from the Award Date by an Eligible Employee, based on the assumption that the performance achievement specified in the Award would have been attained by the end of the performance cycle. If the Committee approves an employment agreement with an Eligible Employee that provides for payments with respect to a Performance Share Award upon the employee’s termination, payments shall be made with respect to such Performance Share Awards in accordance with the terms of such Eligible Employee’s employment agreement.

(c)	Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, if an Eligible Employee’s employment is terminated because of Retirement, Total Disability or Early Retirement prior to the end of the performance cycle, but at least 18 months after the first day of the performance cycle, such Eligible Employee shall receive a pro rata Performance Share Award, calculated as if the Eligible Employee were employed by Fannie Mae at the end of the performance cycle but adjusted to reflect the portion of the performance cycle in which the Participant actually was employed by Fannie Mae, payable in full as soon as practicable after the end of the performance cycle.

(d)	Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, if an Eligible Employee’s employment is terminated because of the Eligible Employee’s death prior to the end of the performance cycle, but at least 18 months after the first day of the performance cycle, the Eligible Employee shall receive a pro rata Performance Share Award, payable in full as soon as practicable after the Eligible Employee’s death, in an amount that is based upon the Committee’s assessment of the likelihood of Fannie Mae’s success in attaining the performance measures by the end of the performance cycle and the portion of the performance cycle during which the Eligible Employee was employed by Fannie Mae, and calculated using the date of the Eligible Employee’s death as the date for establishing the Fair Market Value of such Award.

(e)	Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, if, after the end of the performance cycle, an Eligible Employee’s employment is terminated because of the Eligible Employee’s Retirement, Total Disability, death or Early Retirement, all portions of the Eligible Employee’s Performance Share Award not yet paid shall be paid in full as soon as practicable thereafter, except to the extent subject to a deferral election under Section 5.3.

(f)	Unless otherwise provided by the Committee or in an Eligible Employee’s employment agreement approved by the Committee, any Eligible Employee who is not employed by Fannie Mae on the last day of a performance cycle or on the date of a scheduled payment of any portion of a Performance Share Award (determined without regard to any deferral election under Section 5.3), other than by reason of the Eligible Employee’s Retirement, Total Disability, death or Early Retirement, shall forfeit such payment and all future payments with respect to such performance cycle.

5.2	Grants of Stock Bonuses. The Committee may grant a Stock Bonus to any Eligible Employee in such amounts of shares of Common Stock and on such terms and conditions as determined from time to time by the Committee.

5.3	Deferred Payments. The Committee, in its discretion, may permit any Eligible Employee to defer receipt of a Performance Share Award. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any vested rights of the Eligible Employee.

VI.    Nonmanagement Director Options

6.1	Participation. Awards under this Article VI shall be made only to Nonmanagement Directors.

6.2	Annual Option Grants.

(a)	Annual Awards. On the first day of the Director Term in 2004 and in each subsequent year prior to the Plan Termination Date (each of which shall be the Award Date), there shall be granted automatically (without any action by the Board or the Committee) to each Nonmanagement Director then in office a Nonqualified Stock Option to purchase 4,000 shares of Common Stock. Any Nonmanagement Director appointed or elected to office during a Director Term shall be granted automatically (without any action by the Board or the Committee) a Nonqualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase the nearest whole number of shares of Common Stock equal to 4,000 multiplied by the number of partial or full calendar months remaining in the Director Term in which the Award is granted divided by 12.

(b)	Maximum Number of Shares. Annual grants that would otherwise cause the total Awards under this Plan to exceed the maximum number of shares of Common Stock under Section 1.5(b) shall be prorated to come within such limitation.

6.3	Option Price. The exercise price per share of Common Stock covered by each Option granted under Sections 6.2 or 6.7 shall be 100 percent of the Fair Market Value on the Award Date. Notwithstanding any provision of the Plan, an Option may not be modified so as to reduce the exercise price of the Option. The exercise price of any Option granted under this Article shall be paid in full at the time of each purchase, in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in shares and partly in cash.

6.4	Option Period and Ability to Exercise. Each Option granted under Sections 6.2 or 6.7 shall provide that the Option shall expire ten years from the Award Date and shall be subject to earlier termination as provided below. Each Option granted under Sections 6.2 or 6.7 shall vest and become exercisable over a four-year period at a rate of 25 percent each year on the anniversary of the date of grant.

6.5	Termination of Directorship. If an NMD Participant’s services as a member of the Board terminate for any reason, any Option granted under Sections 6.2 or 6.7 held by the NMD Participant shall immediately vest and may be exercised until the earlier of one year after the date of such termination or the expiration of the stated term of the Option.

6.6	Adjustments. Options granted under Sections 6.2 or 6.7 shall be subject to adjustment as provided in Section 8.2, but only to the extent that such adjustment is based on objective criteria and is consistent with adjustments to Options or other Awards held by persons other than Nonmanagement Directors.

6.7	Additional Option Awards. Under this Article VI, the Committee may grant additional Option Awards to Nonmanagement Directors as appropriate, based on market compensation data or other information or circumstances.

VII.    Nonmanagement Director Restricted Stock

7.1	Participation. Awards under this Article VII shall be made only to Nonmanagement Directors. Neither the Plan nor any action taken under the Plan shall give any NMD Participant the right to be reappointed or renominated to serve as a member of the Board.

7.2	Amount of Awards. Each Nonmanagement Director who is a member of the Board immediately following the annual meeting of the shareholders of Fannie Mae in 2006 or 2010 shall be granted, immediately following such annual meeting, an Award of shares of Restricted Stock (rounded to the nearest full share) having an aggregate Fair Market Value on the date of grant equal to $75,000 in 2006 and $90,000 in 2010. A Nonmanagement Director who is newly appointed or elected after the annual meeting of shareholders in 2006 or 2010 shall receive an Award of shares of Restricted Stock equal to the number of shares (rounded to the nearest full share) that would have been granted to such newly appointed or elected Nonmanagement Director had he or she been a member of the Board on the date of the annual meeting of the shareholders of Fannie Mae in the year 2006 or 2010, as the case may be, multiplied by the number of partial or full calendar months remaining in the four-year Award cycle from the date of the Nonmanagement Director’s appointment or election divided by 48.

7.3	Restrictions and Vesting.

(a)	Pre-Vesting Restrictions. Except as provided in Section 1.9, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

(b)	Dividend and Voting Rights. A NMD Participant receiving shares of Restricted Stock shall be entitled to cash dividend and voting rights for all shares of Common Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that is forfeited under Section 7.3(e).

(c)	Vesting. Unless otherwise provided by the Committee for Restricted Stock granted under Section 7.5, the restrictions on Restricted Stock granted under this Article VII shall lapse as follows. On the day before each annual meeting of Fannie Mae’s shareholders, each Restricted Stock Award granted to a NMD Participant under this Article VII shall vest, and the restrictions on such Restricted Stock shall lapse, at a rate of 25% per year (or by the appropriate pro-rata percentage for Nonmanagement Directors newly appointed or elected after the annual meeting in 2006 or 2010). Promptly after the lapse of restrictions on Restricted Stock, shares of Common Stock equal to the number of shares or units as to which the restrictions have lapsed (or such lesser number as may be permitted pursuant to Section 8.4) shall be delivered or credited to the NMD Participant or other person entitled under the Plan to receive the shares.

(d)	Accelerated Vesting. Unless otherwise provided by the Committee for Restricted Stock granted under Section 7.5, the restrictions on Restricted Stock granted under this Article VII shall lapse upon the NMD Participant’s membership on the Board terminating because of (i) Total Disability, (ii) death, or (iii) as to a Nonmanagement Director who is elected to the Board by the shareholders, not being renominated after reaching age 70.

(e)	Forfeiture. Unless otherwise provided by the Committee for Restricted Stock granted under Section 7.5, Restricted Stock granted under Article VII as to which the restrictions have not lapsed in accordance with the provisions of the Award or pursuant to Section 7.3(c) or (d) shall be forfeited upon the termination of a NMD Participant’s membership on the Board. Upon the occurrence of any forfeiture of Restricted Stock, the forfeited Restricted Stock shall be automatically transferred to Fannie Mae without payment of any consideration by Fannie Mae and without any action by the NMD Participant.

7.4	Adjustments. Restricted Stock granted under this Article VII shall be subject to adjustment as provided in Section 8.2, but only to the extent that such adjustment is based on objective criteria and is consistent with adjustments to Restricted Stock or other Awards held by persons other than Nonmanagement Directors.

7.5	Additional Restricted Stock Awards. Under this Article VII, the Committee may grant additional Restricted Stock Awards to Nonmanagement Directors as appropriate, based on market compensation data or other information or circumstances.

VIII. Other Provisions

8.1	Rights of Eligible Employees, Participants and Beneficiaries.

(a)	Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

(b)	No Employment Contract. Nothing contained in the Plan (or in any other documents related to the Plan or to any Award) shall confer upon any Participant any right to continue in the employ or other service of Fannie Mae or constitute any contract or agreement of employment or other service, nor shall the Plan interfere in any way with the right of Fannie Mae to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause; provided, however, that nothing contained in the Plan or any related document shall adversely affect any independent contractual right of any Participant without the Participant’s consent.

(c)	Plan Not Funded. Awards payable under the Plan shall be payable in shares of Common Stock or from the general assets of Fannie Mae, and (except as provided in Section 1.5(c)) no special or separate reserve, fund or deposit shall be made to assure payment of Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of Fannie Mae by reason of any Award hereunder. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between Fannie Mae and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of Fannie Mae.

8.2	Adjustments.

(a)	Events Requiring Adjustments. If any of the following events occur, the Committee shall make the adjustments described in Section 8.2(b): (i) any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of Fannie Mae, (ii) any issuance of warrants or other rights to purchase shares of Common Stock or other securities of Fannie Mae (other than to employees) at less than 80 percent of Fair Market Value on the date of such issuance, (iii) a sale of substantially all the assets of Fannie Mae, or (iv) any other similar corporate transaction or event with respect to the Common Stock.

(b)	Adjustments to Awards. If any of the events described in Section 8.2(a) occurs, then the Committee shall, in the manner and to the extent (if any) as it deems appropriate and equitable, (i) proportionately adjust any or all of (1) the number and type of shares of Common Stock that thereafter may be made the subject of Awards (including the specific maximum set forth in Section 1.5), (2) the number, amount and type of shares of Common Stock subject to any or all outstanding Awards, (3) the grant, purchase or exercise price of any or all outstanding Awards, (4) the shares of Common Stock or cash deliverable upon exercise of any outstanding Awards, or (5) the performance standards appropriate to any outstanding Awards; or (ii) make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of the event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no adjustment shall be made that would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto.

8.3	Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for Fannie Mae, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by Fannie Mae, provide such assurances and representations to Fannie Mae, as Fannie Mae may deem necessary or desirable to assure compliance with all applicable legal requirements.

8.4	Tax Withholding. Upon any exercise, vesting or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code (or any successor provision), the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding by Fannie Mae of all federal, state, local and other taxes required by law to be withheld, including without limitation, the right, at its option, to the extent permitted by law (i) to require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes that Fannie Mae may be required to withhold with respect to the transaction as a condition to the release of the shares of Common Stock or the making of any payment or distribution, or (ii)(a) to deduct from any amount payable in cash, or (b) to reduce the number of shares of Common Stock otherwise deliverable (or otherwise reacquire such shares), based upon their Fair Market Value on the date of delivery, or (c) to grant the Participant the right to elect reduction in the number of shares upon such terms and conditions as it may establish for the amount of any taxes that Fannie Mae may be required to withhold.

8.5	Plan Amendment, Termination and Suspension.

(a)	Board Authorization. Subject to this Section 8.5, the Board may, at any time, terminate or amend, modify or suspend the Plan, in whole or in part. No Awards may be granted during any suspension of the Plan or after termination of the Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of the Plan.

(b)	Shareholder Approval. If any amendment would (i) materially increase the benefits accruing under the Plan, or (ii) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Section 8.2), then to the extent deemed necessary or advisable by the Board or as required by law or the rules of the NYSE, such amendment shall be subject to shareholder approval.

(c)	Amendments to Awards. Without limiting any other express authority granted under the Plan, but subject to its express limits, the Committee may waive conditions of or limitations on Awards, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect the Participant’s rights and benefits under an Award in any materially adverse manner.

(d)	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or any change affecting any outstanding Award shall, without the written consent of the Participant, Beneficiary or Personal Representative, as applicable, affect in any manner materially adverse to such person any rights or benefits of any such person or any obligations of Fannie Mae under any Award granted under the Plan prior to the effective date of such change; however, any changes made pursuant to Section 8.2 shall not be deemed to constitute changes or amendments for purposes of this Section 8.5.

8.6	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or the Plan and expressly stated in an Award Document, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment shall be made for dividends or other shareholder rights for which a record date is prior to the date of delivery of such shares.

8.7	Effective Date of the Plan. The Plan shall be effective as of the date of the meeting at which the shareholders of Fannie Mae approve it.

8.8	Term of the Plan. Except for any Award pursuant to Section 7.2 granted to a Nonmanagement Director who is newly appointed or elected to the Board during the 2010-2014 cycle, no Award shall be granted after the Plan Termination Date. Unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award may extend beyond the Plan Termination Date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of the Plan and in respect of Awards outstanding on the Plan Termination Date.

8.9	Governing Law/Construction/Severability.

(a)	Choice of Law. The Plan, the Awards, all documents evidencing Awards, and all other related documents shall be governed by, and construed in accordance with the laws of the District of Columbia, without reference to its principles of conflicts of law.

(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.

8.10	Captions. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or of its provisions.

8.11	Effect of Change of Subsidiary Status. For purposes of the Plan and any Award, if an entity ceases to be a Subsidiary, the employment of all Participants who are employed by such entity shall be deemed to have terminated, except any Participant who continues as an employee of another entity within Fannie Mae.

8.12	Nonexclusivity of Plan. Nothing in the Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.13	Plan Binding on Successors. The obligations of Fannie Mae under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Fannie Mae, or upon any successor corporation or organization succeeding to substantially all of the assets and business of Fannie Mae. Fannie Mae agrees that it will make appropriate provisions for the preservation of all Participants’ rights under the Plan in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

             [LOGO]
            FannieMae                   3900 Wisconsin Avenue, NW
                                        Washington, DC 20016

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--May 20, 2003

   I/we, by signing this proxy card, hereby appoint STEPHEN B. ASHLEY, THOMAS
P. GERRITY, and JOE K. PICKETT, and each of them, proxies, with full power of substitution, to vote my/our stock at the Annual Meeting of Shareholders of
Fannie Mae on May 20, 2003 at 10 A.M. (local time) at the Hotel Monaco Salt
Lake City, 15 West 200 South, Salt Lake City, Utah, and at any adjournments, as fully as I/we could if personally present, on the matters of election of directors, ratification of the selection of auditors, approval of the Stock
Compensation Plan of 2003, and one stockholder proposal, as more fully described in the Proxy Statement, and upon any other matter that may come before such meeting.

Nominees for the Election of Directors are:

     (01) S.B. Ashley, (02) K.M. Duberstein, (03) T.P. Gerrity, (04) T. Howard
     (05) A. McLaughlin Korologos, (06) F.V. Malek, (07) D.B. Marron, (08) D.H.
     Mudd, (09) A.M. Mulcahy, (10) J.K. Pickett, (11) F.D. Raines, and (12) H.P.
     Swygert

               (Continued and to be signed on the reverse side)

                          PLEASE FOLD AND DETACH HERE

                                   P R O X Y

                                                            |
                                                            |      2335
 X    Please mark your                                      |______
      votes as in this
      example.

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 The Directors Recommend a Vote FOR All Nominees in Item 1, FOR Item 2 and FOR        The Directors Recommend a Vote AGAINST Item 4
 Item 3
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                 FOR   WITHHELD                          FOR   AGAINST  ABSTAIN                             FOR  AGAINST  ABSTAIN
1. Election of                    2. Ratification of the                          4. Stockholder Proposal to
   Nominees as   [  ]    [  ]        Selection of         [  ]   [  ]     [  ]       Reinstate Cumulative    [  ]   [  ]     [  ]
   Directors:                        Auditors                                        Voting

Withheld for: (Write name of
nominee(s) in the space provided   3. Approval of the     [  ]   [  ]     [  ]
below.                                Stock
                                      Compensation
---------------------------------     Plan of 2003
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                                                                  This Proxy is Solicited on Behalf of the Board of Directors

                                                                  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless the stockholder specifies otherwise, the shares represented here will be voted in accordance with the recommendations of the Directors set forth above.

 Signature(s)________________________________________  Date _________________

Please mark, date, and sign your name exactly as it appears on this card and return in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give your full title as such. For joint accounts each joint owner should sign.

           (triangle up)  PLEASE FOLD AND DETACH HERE  (triangle up)

[LOGO]
FannieMae

    Your vote is important. You may vote the shares held in this account in any one of the following three ways:

           .  Vote by mail. Complete, date, sign and mail your proxy card
              (above) in the enclosed postage-paid envelope.

           .  Vote by phone. Call toll-free, 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week from the U.S. and Canada to vote your proxy.

           .  Vote by Internet. Access the Web site at
              http://www.eproxyvote.com/fnm 24 hours a day, 7 days a week.

    If you vote by phone or via the Internet, please have your social security number and proxy card available. The sequence of numbers appearing in the box above, just below the perforation, and your social security number are necessary to verify your vote. A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned this proxy card.

    If you vote by phone or vote using the Internet, there is no need for you to mail back your proxy card.

                             THANK YOU FOR VOTING